SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

MECHANICAL TECHNOLOGY INCORPORATED
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of filing fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act rules 14a-6(i)(4) and 0-11.
  Title of each class of securities to which transaction applies:

  ____________________________________________________________________

  Aggregate number of securities to which transaction applies:

  ____________________________________________________________________

  Per unit price or other underlying value of transaction computed pursuant to

  Exchange Act Rule 0-11:

  ____________________________________________________________________

  Proposed maximum aggregate value of transaction:

  ____________________________________________________________________

  Total fee paid:

____________________________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  Amount Previously Paid:

  ___________________________________________________________

  Form, Schedule or Registration Statement No.:

___________________________________________________________

(3) Filing Party:

___________________________________________________________

(4) Date Filed:

___________________________________________________________

MECHANICAL TECHNOLOGY INCORPORATED

431 NEW KARNER ROAD

ALBANY, NEW YORK 12205

April 3, 2006

Dear Shareholder:

You are cordially invited to attend the 2006 Annual Meeting of Shareholders (Annual Meeting) of Mechanical Technology Incorporated, a New York corporation (Company), to be held on Thursday, May 18, 2006 at 10:00 a.m., local time, at Company headquarters, 431 New Karner Road, Albany, New York.

The Annual Meeting has been called for the purpose of (i) electing one Director, for a three-year term, (ii) approving the Mechanical Technology Incorporated 2006 Equity Incentive Plan, and (iii) considering and voting upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on March 15, 2006 as the record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of the Company's common stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors of the Company recommends that you vote FOR the election of the one nominee as Directors of the Company and vote FOR the approval of the Mechanical Technology Incorporated 2006 Equity Incentive Plan, each described in the accompanying Proxy Statement.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. VOTES WILL BE TABULATED BY INSPECTORS OF ELECTION APPOINTED IN ACCORDANCE WITH THE APPLICABLE PROVISIONS OF THE NEW YORK BUSINESS CORPORATION LAW.

Sincerely,

Steven N. Fischer

Chairman and CEO

MECHANICAL TECHNOLOGY INCORPORATED

431 NEW KARNER ROAD

ALBANY, NEW YORK 12205

(518) 533-2200

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Shareholders (Annual Meeting) of Mechanical Technology Incorporated, a New York corporation (Company), will be held on Thursday, May 18, 2006, at 10:00 a.m., local time, at Company Headquarters, 431 New Karner Road, Albany, New York for the purpose of considering and voting upon:

  The election of one Director, to hold office until the Company's 2009 annual meeting of shareholders and until such Director's successor is duly elected and qualified.
  The approval of the Mechanical Technology Incorporated 2006 Equity Incentive Plan, including the performance-based compensation provisions.
  Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on March 15, 2006 as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of the Company's common stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

In the event that there are insufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

By Order of the Board of Directors

Cynthia A. Scheuer

Corporate Secretary

Albany, NY

April 3, 2006

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IN THE UNITED STATES. VOTES WILL BE TABULATED BY INSPECTORS OF ELECTION APPOINTED IN ACCORDANCE WITH THE APPLICABLE PROVISIONS OF THE NEW YORK BUSINESS CORPORATION LAW.

MECHANICAL TECHNOLOGY INCORPORATED

431 NEW KARNER ROAD

ALBANY, NEW YORK 12205

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Mechanical Technology Incorporated (MTI or Company) for use at the 2006 Annual Meeting of Shareholders of the Company (Annual Meeting) to be held on Thursday, May 18, 2006, at 10:00 a.m. local time, and any adjournment thereof, at Company Headquarters, 431 New Karner Road, Albany, New York.

The shares represented by properly completed proxies received prior to the vote will be voted FOR any proposal unless specific instructions to the contrary are given or an abstention from voting is indicated by the shareholder. The following proposals will be voted upon by the shareholders: 1) the election of a director; and 2) the approval of the Mechanical Technology Incorporated 2006 Equity Incentive Plan. The proxy may be revoked any time before it is exercised.

The Notice of Annual Meeting, Proxy Statement and Proxy Card are first being mailed to shareholders of the Company on or about April 3, 2006 in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on March 15, 2006 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). Only holders of record of the Company's common stock, par value $.01 per share ("Common Stock"), at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 30,973,928 shares of Common Stock outstanding and entitled to vote at the Annual Meeting and approximately 530 shareholders of record. However, management believes that a significant number of shares are held by brokers under a "nominee name" and that the number of beneficial shareholders of our Common Stock exceeds 15,550. Each holder of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record with respect to each matter submitted at the Annual Meeting.

The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A quorum being present, the affirmative vote of a plurality of the votes is necessary to elect a nominee as a director of the Company. A quorum being present, the affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting is required for approval of the Mechanical Technology Incorporated 2006 Equity Incentive Plan, and the approval of any other actions.

Shares that reflect abstentions or "broker non-votes" (i.e., shares represented at the Annual Meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting. With respect to Proposal No. 1, the election of a director, votes may be cast in favor of or withheld from each nominee, votes that are withheld will be excluded entirely from the vote and will have no effect on the vote, and broker non-votes will have no effect on the outcome of the election of directors. With respect to Proposal No. 2 and any other actions, the Mechanical Technology Incorporated 2006 Equity Incentive Plan, broker non-votes and abstentions will have the effect of votes AGAINST Proposal No. 2 and any other actions. Votes will be tabulated by inspectors of election appointed in accordance with the applicable provisions of the New York Business Corporation Law.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of the Company's Proxy Statement or Annual Report to Shareholders may have been sent to multiple shareholders who share an address. The Company will promptly deliver a separate copy of either document to any shareholder upon written or oral request. Requests may be made by mail to: Investor Relations Department, Mechanical Technology Incorporated, 431 New Karner Road, Albany, New York 12205; by e-mail: contact@mechtech.com; or by telephone: (518) 533-2200. Any shareholder who would like to receive separate copies of the Proxy Statement or Annual Report to Shareholders in the future, or any shareholder who is receiving multiple copies and would like to receive only one copy per household, should contact the shareholder's bank, broker, or other nominee record holder, or the shareholder may contact the Company directly at the address or phone number listed above.

Proposal No. 1

ELECTION OF DIRECTORS

The number of directors of the Company is currently seven members. At the Annual Meeting of Shareholders, one Director is to be elected, to hold office until the expiration of his or her term and until a successor shall be elected and shall qualify. The Directors serve staggered terms.

Listed below is the one Director nominated for election at the Annual Meeting. The director elected at the Annual Meeting will serve a three-year term expiring at the Annual Meeting in 2009.
	Position with		Director
Name	the Company	Age	Since
William P. Phelan	Director	49	2004 (December)

The Board of Directors has nominated William P. Phelan to serve a three-year term, expiring in 2009. Dale W. Church and Edward A. Dohring are completing the final year of a three-year term, expiring on May 18, 2006. Steven N. Fischer and Dr. Walter Robb are beginning the third year of a three-year term, expiring in 2007. Thomas J. Marusak and E. Dennis O'Connor are beginning the second year of a three-year term, expiring in 2008.

The Board of Directors recommends that you vote FOR election of the ONE Nominee listed above as Director of the Company.

Information about Our Directors

Set forth below is certain information regarding the Directors of the Company, including those who have been nominated for election at the Annual Meeting.
Terms Expiring 2006	Age	Director Since
Dale W. Church	66	1997
Edward A. Dohring	72	1997

Terms Expiring 2007
Steven N. Fischer	62	2003
Dr. Walter Robb (1) (2)	77	1997

Terms Expiring 2008
Thomas J. Marusak (2)	55	2004
E. Dennis O'Connor (1) (2)	66	1993

Terms Expiring 2009
William P. Phelan (1)	49	2004

      Member of the Audit Committee
      Member of the Compensation, Nominating and Governance Committee

Mr. Church, a Director since 1997, served as President of MTI Government Systems, a division of the Company, from September 1, 2004 until his retirement on June 30, 2005. Prior to that, Mr. Church was Chief Executive Officer and Chairman of the Board of the Company from October 2002 through September 1, 2004. Mr. Church has also served as Director and Chairman of the MTI MicroFuel Cells Inc. (MTI Micro), a majority-owned subsidiary of the Company, Board of Directors since April 24, 2001. He has been the Chief Executive Officer of Ventures & Solutions LLC (a consulting firm) since 1996, the Chairman and CEO of Alive Tech, Inc. since December 31, 2005 and was formerly the Chairman and CEO of Intelligent Inspection Corporation, an entity engaged in building down hole robots for oil exploration, from 1999 to March 2003, and, prior to that time, was a partner in the law firm of McDermott, Will & Emery from 1993 to 1997. He served as General Counsel to the American Electronics Association from 1994 to 1998. Mr. Church has practiced law in private practice, government, and corporate environments for over 30 years with specialties in U.S. and international government contracting, developing companies, mergers and acquisitions and joint ventures. His other previous experience includes working for the U.S. Government's Central Intelligence Agency and Department of Defense and as corporate counsel to establish several companies in the Silicon Valley of California. He is a Director of the National Defense Industrial Association and serves on its Executive Committee and is a director of various private corporations.

Mr. Dohring, a Director since 1997, served as President of MTI Instruments, Inc., a subsidiary of the Company, from April 1, 2000 to April 5, 2002. Since October 31, 2005, Mr. Dohring has also served as a Director of MTI Micro. Mr. Dohring retired on December 31, 1998 from Silicon Valley Group, Inc. (SVG) where he had been Vice President since July 1992 and President of its SVG Lithography Systems, Inc. (SVGL) unit since October 1994. From June 1992 to October 1994, he served as President of SVG's Track Systems Division. He joined SVG from Rochester Instrument Systems, Inc., where he served as President from April 1989 to June 1992. He also held management positions with General Signal, CVC Products, Bendix, Bell & Howell and Veeco Instruments. He has served as a member of the Board of Directors of Tegal Corporation since 1996, and has served as a director of Semiconductor Equipment & Materials International (SEMI) and International Disc Equipment Manufacturers Association (IDEMA) and is a Trustee of the SUNY Maritime Foundation Board.

Mr. Fischer, a Director since 2003, became Chairman and Chief Executive Officer effective September 1, 2004. Mr. Fischer previously served as Chairman of the Audit Committee from September 12, 2003 through July 29, 2004. Since March 4, 2004, Mr. Fischer has also served as a director of MTI Micro. Mr. Fischer was Chief Executive Officer of New York-based professional services firm UHY Advisors NY, Inc., formerly Urbach Kahn and Werlin Advisors Inc., and UKW P.C., a certified public accounting firm, from 1985 to December 31, 2001 and Chairman through July 31, 2004. Mr. Fischer joined Urbach Kahn and Werlin P.C. in 1971. Mr. Fischer holds a J.D. degree from New York University, a B.B.A. degree from the City College of New York and is a Certified Public Accountant.

Mr. Phelan, CPA, was appointed to MTI's Board of Directors and named Chairman of MTI's Audit Committee on December 16, 2004. Since October 31, 2005, Mr. Phelan has also served as a Director of MTI Micro. Mr. Phelan is the co-founder and CEO of Flatburger Technologies, a software company focusing on open source software as a service. Mr. Phelan was a founder and served as Chief Executive Officer of OneMade, Inc., an electronic commerce marketplace technology systems and tools provider, from May 1999 to May 2004. OneMade, Inc. was sold to America Online (AOL) in May 2003. In addition, Mr. Phelan served as a member of the Board of Directors of Florists' Transworld Delivery (FTD), the largest floral services organization in the world, where he was instrumental in reorganizing the company, providing both strategic direction and operational oversight. He has also held numerous executive positions at Fleet Equity Partners, Cowen & Company, and UHY Advisors Inc., formerly Urbach Kahn & Werlin, PC. Mr. Phelan has a B.A. in Accounting and Finance from Siena College, and an M.S. in Taxation from City College of New York.

Mr. Marusak, was appointed to MTI's Board of Directors on December 16, 2004. Since October 31, 2005, Mr. Marusak has also served as a director of MTI Micro. Since 1986, Mr. Marusak has been President of Comfortex Corporation, an internationally recognized manufacturer of window blinds and specialty shades and has served with New York's Capital Region Center for Economic Growth as Chairman of the Technology Council from June 2001 to July 2004 and then Chairman of the Board from July 2004 until December 2005. He was appointed by Governor George Pataki, and then confirmed by the New York Senate as a Director for the New York State Energy and Development Authority (NYSERDA) in September of 1999 and currently holds a Board seat. Mr. Marusak has also represented the interests of small- and medium- sized manufacturing businesses of New York as a delegate at the White House. He was previously a member of the Advisory Board of Directors for Key Bank of New York, and serves as a Director of Dynabil Industries Inc. and Clough Harbour Associates Technology Services Company of Albany. Mr. Marusak received a B.S. in Engineering from Pennsylvania State University, and an M.S. in Engineering from Stanford University.

Mr. O'Connor, a Director since 1993, is a registered patent attorney, and from 1984 until his retirement in June 2000, was the Director of New Products and Technology for Masco Corporation, a diversified manufacturer of building, home improvement, and other specialty products for the home and family. Since October 31, 2005, Mr. O'Connor has also served as a director of MTI Micro.

Dr. Robb, a Director since 1997, served as Chairman of the Audit Committee from July 29, 2004 to December 16, 2004. Since October 31, 2005, Dr. Robb has also served as a Director of MTI Micro. Dr. Robb has been a management consultant and President of Vantage Management, Inc., a management consulting company, since 1993. Prior to that, Dr. Robb was with General Electric Company ("GE") in a number of executive positions. He was Senior Vice President for Corporate Research and Development from 1986 until his retirement on December 31, 1992, directing the GE Research and Development Center, one of the world's largest and most diversified industrial laboratories, and serving on GE's Corporate Executive Council. He served on the Board of Directors of Plug Power Inc., from 1997 through October 9, 2002, and has served as a Director of Celgene Corp., an integrated biopharmaceutical company, since 1992, and serves on boards of a number of privately owned companies.

Proposal No. 2

APPROVAL OF THE MECHANICAL TECHNOLOGY INCORPORATED 2006 EQUITY INCENTIVE PLAN

On March 16, 2006, the Board of Directors of the Company adopted, subject to stockholder approval, the Mechanical Technology Incorporated 2006 Equity Incentive Plan (the "2006 Plan"). The Board has approved this new plan because it believes that the number of shares currently available under its other equity incentive plans are not sufficient to satisfy the Company's incentive compensation needs. Up to 2,000,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 2006 Plan, of which up to 2,000,000 shares may be granted under incentive stock options. The 2006 Plan covers the Company and its majority owned subsidiaries, and references below to service providers to the Company (other than with respect to changes in control) generally refer to service providers to any of the other entities, as long as they remain majority owned.

The 2006 Plan is intended to supplement the Company's current options plans- the 1999 Employee Stock Incentive Plan (the "1999 Plan"), which expires by its terms on March 18, 2009, and the 1996 Stock Incentive Plan (the "1996 Plan") which expires by its terms on October 17, 2006 . As of December 31, 2005, options to purchase 5,041,242 shares of Common Stock were outstanding under the 1999 and 1996 Plans and an additional 1,363,214 shares were reserved for future option grants under the 1999 and 1996 Plans. Upon the expiration of the 1996 Plan on October 17, 2006, all then outstanding options will remain in effect, but no additional option grants may be made under the 1996 Plan. Upon the expiration of the 1999 Plan on March 18, 2009, all then outstanding options will remain in effect, but no additional option grants may be made under the 1999 Plan.

The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining, and motivating key personnel. Accordingly, the Board of Directors believes adoption of the 2006 Plan is in the best interests of the Company and its stockholders and recommends a vote "FOR" the approval of the 2006 Plan and the reservation of 2,000,000 shares of Common Stock for issuance thereunder.

Description of the 2006 Plan

The following is a brief summary of the 2006 Plan, a copy of which is attached as Exhibit A to this Proxy Statement.

Types of Awards

The 2006 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards as described below (collectively, "Awards").

Incentive Stock Options and Nonqualified Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price that may be equal to or greater than the fair market value of the Common Stock on the date of grant (or at least 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). Options may not be granted for a term in excess of seven years. The 2006 Plan permits payment of the exercise price of options by cash, check or in connection with a "cashless exercise" through a broker, or any combination of these forms of payment. Options granted under the plan must generally be exercised within three months of the optionee's separation of service, or within twelve months after such optionee's termination by death or disability, but in no event later than the expiration of the option's seven-year term. Unless the Company's stockholders approve the action (i) the Compensation Committee may not amend an outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price of such outstanding Option (other than as provided already under the Plan for certain corporate events and (ii) the Compensation Committee may not cancel any outstanding option (whether or not granted under the Plan) and grant in substitution new Awards under the Plan covering the same or a different number of share of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, except as provided in connection with changes in control and other substantial corporate events.

Stock Appreciation Rights. A Stock Appreciation Right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in Common Stock determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. SARs may be granted independently or in tandem with an Option.

Restricted Stock Awards. Restricted Stock Awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

Restricted Stock Unit Awards. Restricted Stock Unit Awards entitle the recipient to receive shares of Common Stock to be delivered at the time such shares vest pursuant to the terms and conditions established by the Board of Directors.

Other Stock-Based Awards. Under the 2006 Plan, the Board of Directors has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board of Directors may determine, including the grant of shares based upon certain conditions, the grant of Awards that are valued in whole or in part by reference to, or otherwise based on, shares of Common Stock, and the grant of Awards entitling recipients to receive shares of Common Stock to be delivered in the future.

Performance Conditions. The Compensation, Nominating and Governance Committee (the "Compensation Committee") may determine, in advance under specific timing rules, that a Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award will be granted or will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code. The performance criteria for each such Award will be based on one or more of the following measures: earnings per share (on a fully diluted or other basis); stock price targets or stock price maintenance; pretax or after tax net income; operating income, gross revenue; gross margin; operating profit before or after discontinued operations and/or taxes; earnings before or after discontinued operations, interest, taxes, depreciation, and/or amortization; earnings growth; cash flow or cash position; sales or sales growth or market share; return on sales, assets, equity, or investment; improvement of financial ratings; achievement of balance sheet or income statement objectives; total shareholder return; entering into OEM contracts for military, industrial and consumer; or achievement of specified technical improvements in products or products under development. These performance measures may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Absent specific contrary determination by the Compensation Committee during the timing permitted by Section 162(m), the performance goals will not take into account (i) extraordinary items as determined by the Company's independent public accountants in accordance with GAAP, (ii) changes in accounting, (iii) gains or losses on the dispositions of discontinued operations, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. The performance goals: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Compensation Committee; and (iii) will be set by the Compensation Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m).

The Company believes that disclosure of any further details concerning the performance measures for any particular year may be confidential commercial or business information, the disclosure of which would adversely affect the Company.

Transferability of Awards

Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the Participant, Awards are exercisable only by the Participant.

Eligibility to Receive Awards

Employees, officers, directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted Awards under the 2006 Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its subsidiaries.

The maximum number of shares with respect to which Awards may be granted to any participant under the 2006 Plan may not exceed 600,000 shares per calendar year. For purposes of this limit, the combination of an Option in tandem with SAR is treated as a single award. The maximum number of shares with respect to which awards other than options and SARs may be granted is 1,000,000. In addition, the maximum number of shares with respect to which awards may be granted to directors who are not employees of the Company at the time of grant is 50,000.

Plan Benefits

As of February 28, 2006, approximately 121 persons were eligible to receive Awards under the 2006 Plan, including the Company's five named executive officers and ten non-employee directors of the Company and its consolidated subsidiaries. The granting of Awards under the 2006 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

During 2005, options to purchase shares of our common stock were granted to our named executive officers, as forth above in the table captioned "Option Grants in Last Fiscal Year." During 2005, options to purchase an aggregate of 648,649 shares of our common stock were granted to all our named executive officers as a group at an average weighted exercise price of $2.72 per share. In addition, during 2005 options to purchase an aggregate of 239,999 shares of our common stock were granted to all our non-executive directors as a group at an average weighted exercise price of $3.16 per share. Options were also granted in 2005 to all of our other employees as a group to purchase 579,232 shares of our common stock at an average weighted exercise price of $2.87 per share.

On March 15, 2006, the last reported sale price of the Company's Common Stock on the Nasdaq National Market was $3.12.

Administration

The 2006 Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2006 Plan and to interpret the provisions of the 2006 Plan. Pursuant to the terms of the 2006 Plan, the Board of Directors may delegate authority under the 2006 Plan to one or more other committees or subcommittees of the Board of Directors, or may act itself.

Subject to any applicable limitations contained in the 2006 Plan, the Compensation Committee selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than 100% of fair market value of the Common Stock), (iii) the duration of options (which may not exceed seven years), and (iv) the number of shares of Common Stock subject to any SAR, restricted stock award, restricted stock unit award or other stock-based Awards and the terms and conditions of such Awards, including conditions for forfeiture, repurchase, issue price and repurchase price, if any.

The Board of Directors is required to make appropriate adjustments in connection with the 2006 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2006 Plan also contains provisions addressing the consequences of any Substantial Corporate Change, which is defined as (i) sale of all or substantially all of the assets of the Company to one or more individuals, entities, or groups acting together, (ii) complete or substantially complete dissolution or liquidation of the Company, (iii)  a person, entity, or group acting together acquires or attains ownership of more than 50% of the undiluted total voting power of the Company's then-outstanding securities eligible to vote to elect members of the Board ("Company Voting Securities"), (iv) completion of a merger, consolidation, or reorganization of the Company with or into any other entity unless the holders of the Company Voting Securities outstanding immediately before such completion, together with any trustee or other fiduciary holding securities under a Company benefit plan, hold securities that represent immediately after such merger or consolidation at least 50% of the combined voting power of the then outstanding voting securities of either the Company or the other surviving entity or its ultimate parent; (v) the individuals who constitute the Board immediately before a proxy contest cease to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied) immediately following the proxy contest; or (vi) during any one year period, the individuals who constitute the Board at the beginning of the period (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied), provided that any individuals that a majority of Incumbent Directors approve for service on the Board are treated as Incumbent Directors. Acquisitions by the Company or related entities are excluded from the definitions above.

Upon a Substantial Corporate Change, the Plan and any unexercised or forfeitable Awards will terminate (after the unless either (i) an Award agreement with a participant provides otherwise or (ii) provision is made in writing in connection with such transaction for the assumption or continuation of outstanding Awards, or the substitution for such Awards with awards covering the stock or securities of a successor employer entity, or a parent or subsidiary of such successor. If an Award would otherwise terminate under the preceding sentence, the Compensation Committee will either provide that optionees or holders of SARs or other exercisable Awards will have the right, at such time before the completion of the transaction causing such termination as the Board or the Compensation Committee reasonably designates, to exercise any unexercised portions of the Options or SARs or other exercisable Awards, including portions of such Awards not already exercisable, or for any Awards including the foregoing, cause the Company, or agree to allow the successor, to cancel each Award after payment to the participant of an amount, if any, in cash, cash equivalents, or successor equity interests substantially equal to the fair market value of the consideration (as valued by the Administrator) paid for the Company's shares, under the transaction minus, for Options and SARs or other exercisable Awards, the exercise price for the shares covered by such Awards (and, for any Awards, where the Board or the Compensation Committee determines it is appropriate, any required tax withholdings), and with such allocation among cash, cash equivalents, and/or successor equity interests as the Compensation Committee determines or approves. A Substantial Corporate Change will not automatically make Awards fully exercisable except as provided above.

The Board of Directors or the Compensation Committee may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 2006 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code.

Substitute Options

In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Compensation Committee may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms, as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the 2006 Plan.

Provisions for Foreign Participants

The Board of Directors or the Compensation Committee may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the 2006 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination

No Award may be made under the 2006 Plan after March 16, 2016 but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2006 Plan; provided that no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until such stockholder approval is obtained. No Award will be made that is conditioned upon stockholder approval of any amendment to the Plan.

If Stockholders do not approve the adoption of the 2006 Plan, the 2006 Plan will not go into effect, and the Company will not grant any Awards under the 2006 Plan.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2006 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. The plan provides that no Award will provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under "Nonqualified Stock Options." The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonqualified Stock Options

A participant will not have income upon the grant of a nonqualified stock option. A participant will have compensation income upon the exercise of a nonqualified stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based Award granted under the 2006 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant's holding period and tax basis for the Award or underlying Common Stock.

Tax Consequences to the Company

There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

The foregoing is only a summary of the federal income taxation of awards granted under the 2006 Equity Incentive Plan. Reference should be made to the applicable provisions of the Code. The Summary does not purport to be complete, and does not discuss the tax consequences of the participant's death or the provisions of the income tax laws of any municipality, state, or foreign country in which the participant may reside.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

The Board of Directors held ten meetings during 2005. All directors attended at least 80% of all of the Board and committee meetings that they were eligible to attend during 2005. The Board has no formal policy regarding attendance at the annual meeting; however, Directors are encouraged but not required to attend annual meetings of the Company's shareholders. All Directors of the Company as of the date of the 2005 Annual Meeting of Shareholders attended the meeting with the exception of Mr. Marusak. The Board of Directors has established an Audit Committee and a Compensation, Nominating and Governance Committee.

Audit Committee

The Audit Committee currently consists of Mr. Phelan (Chairman), Mr. O'Connor and Dr. Robb. The Board has determined that the current members of the Audit Committee are independent directors under the NASDAQ audit committee structure and membership requirements.

The Audit Committee met eight times during 2005, and each member attended all of the meetings during the period in which such person served on the Audit Committee, except for Dr. Robb and Mr. O'Connor who each missed one meeting. The responsibilities of the Audit Committee are set forth in the charter of the Audit Committee, which was adopted by the Board of Directors of the Company. The Committee, among other matters, is responsible for the annual appointment of independent registered public accountants as the auditors of the Company, and reviews the arrangements for and the results of the auditors' examination of the Company's books and records, auditors' compensation, internal accounting control procedures, and activities. The Audit Committee also reviews the Company's accounting policies, control systems and compliance activities and reviews the charter of the Audit Committee. The Audit Committee charter is published in the Investor Relations/Corporate Governance Section of the Company's website at www.mechtech.com.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors (the "Committee") is currently composed of three directors, each of whom is an independent director as defined in Rule 4200 (a)(15) under the Marketplace Rules of the National Association of Securities Dealers, Inc. and the applicable rules of the Securities and Exchange Commission (SEC). In addition, the Board has made a determination that Mr. Phelan qualifies as an "audit committee financial expert" as defined in Section 407 of the Sarbanes-Oxley Act of 2002. Mr. Phelan's designation by the Board as an "audit committee financial expert" is not intended to be a representation that he is an expert for any purpose as a result of such designation, nor is it intended to impose on him any duties, obligations, or liability greater than the duties, obligations or liability imposed on him as a member of the Audit Committee and the Board in the absence of such designation.

In accordance with the Committee's charter, management has the primary responsibility for the financial statements and the financial reporting process, including maintaining an adequate system of internal controls over financial reporting. The Company's independent registered public accountants, PricewaterhouseCoopers LLP ("PwC"), report directly to the Committee and are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for auditing management's assessment of the Company's internal controls over financial reporting and for issuing separate reports thereon. In addition, PwC will express its own opinion on the effectiveness of the Company's internal control over financial reporting. The Committee, among other matters, is responsible for appointing the Company's independent registered public accountants, evaluating such independent registered public accountants' qualifications, independence and performance, determining the compensation for such independent auditor, and pre-approval of all audit and non-audit services. Additionally, the Committee is responsible for oversight of the Company's accounting and financial reporting processes and audits of the Company's financial statements including the work of the independent auditor. The Committee reports to the Board of Directors with regard to:

    the scope of the annual audit;
    fees to be paid to the independent registered public accountants;
    the performance of our independent registered public accountants;
    compliance with accounting and financial policies and financial statement presentation; and
    our procedures and policies relative to the adequacy of internal accounting controls.

The Committee reviewed and discussed with management of the Company and PwC, the Company's 2005 quarterly consolidated financial statements and 2005 annual consolidated financial statements, including, management's assessment of the effectiveness of the Company's internal control over financial reporting and PwC's evaluation of the Company's internal control over financial reporting. Management has represented to the Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

Additionally, the Committee has discussed with PwC any matters required to be discussed under Statement on Auditing Standards No. 61 (Communication with Audit Committees), which include, among other items, matters related to the conduct of the audit of the Company's annual consolidated financial statements. The Committee has also discussed the critical accounting policies used in the preparation of the Company's annual consolidated financial statements, alternative treatments of financial information within generally accepted accounting principles that PwC discussed with management, the ramifications of using such alternative treatments and other written communications between PwC and management.

PwC has provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with PwC that firm's independence. The Committee has also concluded that PwC's performance of non-audit services is compatible with PwC's independence.

The Committee also discussed with PwC their overall scope and plans for their audit and has met with PwC, with and without management present, to discuss the results of their audit, the evaluations of the Company's internal control over financial reporting, and the overall quality of the Company's financial reporting. The Committee also discussed with PwC whether there were any audit problems or difficulties, and management's response.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005. The Committee has also appointed PwC as the Company's independent registered public accountants for the fiscal year ending December 31, 2006. This report is provided by the following independent directors, who constitute the Committee.

Audit Committee:

Mr. William P. Phelan (Chairman)

Mr. E. Dennis O'Connor

Dr. Walter L. Robb

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP ("PwC") as the Company's independent registered public accountants for the fiscal year ending December 31, 2006. A representative of PwC is expected to be present at the Annual Meeting and will have the opportunity to make a statement and answer appropriate questions from shareholders.

Accounting Fees

Aggregate fees for professional services rendered for the Company by PwC for the years ended December 31, 2005 and 2004 are as follows(1):
	Year Ended	Year Ended
	December 31,	December 31,
	2005	2004
Audit	$270,770	$481,715(2)
Audit Related	-	-
Tax	28,840	29,500
All Other	-	-
Total	$299,610	$511,215

(1) The aggregate fees included in Audit are fees billed for the fiscal periods for the audit of the Company's annual financial statements and review of financial statements and statutory and regulatory filings or engagements. The aggregate fees included in each of the other categories are fees billed in the fiscal periods.

(2) Amounts have been amended to include a "true up" for actual 2004 audit fees to include all audit fees related to the 2004 audit.

The Audit Fees billed for the fiscal years ended December 31, 2005 and 2004, respectively, were for professional services rendered for the audits of the Company's consolidated financial statements included in Form 10-K and review of financial statements included in From 10-Q, National Institute of Science and Technology contract audit, audit of the Company's 401(K) plan and financial statements included in Form 11-K and for services that are normally provided by the auditors in connection with statutory and regulatory filings or engagements.

The Audit Related Fees billed during the fiscal years ended December 31, 2005 and 2004, respectively, were for assurance and related services related to consultations concerning financial accounting and reporting standards. There were no fees billed for audit related services in 2005 or 2004.

The Tax Fees billed during the fiscal years ended December 31, 2005 and 2004, respectively, were for services related to tax compliance, including the preparation of tax returns and claims for refunds; and tax planning and tax advice, including assistance with and representation in tax audits and advice related to proposed transactions.

The Audit Committee has considered whether the provision of the non-audit services above is compatible with maintaining the auditors' independence, and has concluded that it is.

Audit Committee Pre-Approval Policies and Procedures

Pursuant to Section 202(a) of the Sarbanes-Oxley Act, the Audit Committee has adopted the following policies and procedures under which frequently utilized audit and non-audit services are pre-approved by the Audit Committee and the authority to authorize the independent registered public accountants to perform such services is delegated to a single committee member or executive officer.

A. Annual audit, quarterly review and annual tax return services will be pre-approved upon review and acceptance of the tax and audit engagement letters submitted by the independent registered public accountants to the Audit Committee.

B. Additional audit and non-audit services related to the resolution of accounting issues or the adoption of new accounting standards, audits by tax authorities or reviews of public filings by the Securities and Exchange Commission must be pre-approved by the Audit Committee and the authority to authorize the independent auditor to perform such services is delegated to the Chairman of the Audit Committee for fees up to $5,000, and for fees above $5,000 entire Committee approval is required.

C. Additional audit and non-audit services related to tax savings strategies, tax issues arising during the preparation of tax returns, tax estimates and tax code interpretations must be pre-approved by the Audit Committee and the authority to authorize the independent auditor to perform such services is delegated to the Chairman of the Audit Committee for fees up to $5,000, and for fees above $5,000 entire Committee approval is required.

D. Additional audit and non-audit services related to the tax and accounting treatments of proposed business transactions must be pre-approved by the Audit Committee and the authority to authorize the independent registered public accountants to perform such services is delegated to the Chairman of the Audit Committee for fees up to $5,000, and for fees above $5,000 entire Committee approval is required.

E. Quarterly and annually, a detailed analysis of audit and non-audit services will be provided to and reviewed with the Audit Committee.

All of the 2005 services described under the captions "Audit Fees," "Audit Related Fees," and "Tax Fees" were approved by the Audit Committee.

REPORT OF THE COMPENSATION, NOMINATING AND GOVERNANCE COMMITTEE

ON EXECUTIVE COMPENSATION

The Board adopted a Compensation, Nominating and Governance charter for the Company. That charter is published in the Investor Relations/Corporate Governance section of the Company's website at www.mechtech.com. The Compensation, Nominating and Governance Committee consists of Dr. Robb, Mr. Marusak and Mr. O'Connor, who are all independent directors in accordance with the NASDAQ National Market System director independence standards. Mr. O'Connor is Chairman of the Compensation, Nominating and Governance Committee.

The role of the Compensation, Nominating and Governance Committee is to assist the Board of Directors by 1) identifying, evaluating and recommending the nomination of Board members; 2) setting the compensation for the Company's Chief Executive Officer; 3) establishing bonus and option pool amounts for other employees and performing other compensation oversight; 3) establishing Director compensation; 4) selecting and recommending Director candidates to the Board of Directors; 5) recommending improved governance of the Company to the Board of Directors; and 5) assisting the Board of Directors with other assigned tasks as needed.

In appraising potential Director candidates, the Compensation, Nominating and Governance Committee focuses on desired characteristics and qualifications of candidates. These include business savvy and experience, concern for the best interests of the Company's shareholders, proven success in the application of skills relating to the Company's areas of business activities, adequate availability to participate actively in the Board's affairs, high levels of integrity and sensitivity to current business and corporate governance trends and legal requirements and that candidates meet the director independence standard of the NASDAQ National Market System. The Compensation, Nominating and Governance Committee has adopted as a formal policy for the consideration of director candidates recommended by shareholders. Individuals recommended by shareholders are evaluated in the same manner as other potential candidates. A shareholder wishing to submit such a recommendation should forward it in writing to the Secretary of the Company at 431 New Karner Road, Albany, New York 12205. The mailing envelope should include a clear notation that the enclosure is a "Director Nominee Recommendation." The recommending party should be identified as a shareholder and should provide a brief summary of the recommended candidate's qualifications, taking into account the desired characteristics and qualifications considered for potential Board members mentioned above.

The Compensation, Nominating and Governance Committee administers the executive compensation program for the Company and its subsidiaries. This Committee is responsible for establishing the policies that govern base salary, as well as short and long-term incentives for senior management teams. The Compensation, Nominating and Governance Committee met three times during 2005.

The Committee believes that the primary objectives of the Company's compensation policies are to attract and retain a management team that can effectively implement and execute the Company's strategic business plan. These compensation policies include (i) an overall management compensation program that is competitive with management compensation programs at companies of similar sizes and lines of business; and (ii) long-term incentive compensation in the form of stock-based compensation which will encourage management to continue to focus on shareholder return.

The Committee's goal is to use compensation policies to closely align the interests of management with the interests of shareholders in building long-term value for the Company's shareholders. The Committee reviews its compensation policies from time to time in order to determine the reasonableness of the Company's compensation programs and to take into account factors which are unique to the Company.

As described below, Messrs. Fischer and Becerra, Ms. Scheuer and Drs. Acker and Gottesfeld have Employment Agreements with the Company defining the employees' duties, salary, severance arrangements and restrictions on competition with the Company. For more detailed information on such employment arrangements, see "Employment Agreements" below.

Base Salary. The Committee's goal is not only to assure a base salary sufficient to attract and retain key executives, but also to balance that goal with long-term incentives which assure that a significant portion of annual compensation is dependent upon the performance of the Company.

Bonus. No cash bonuses were paid to Messrs. Fischer and Becerra, Ms. Scheuer and Drs. Acker and Gottesfeld in 2005. Mr. Soucy was paid a $50,000 bonus during 2005 based on his performance and in accordance with his employment agreement..

Stock Options. The Company issues options, to purchase MTI common stock, to the Company's and its subsidiaries employees, directors and senior management. MTI Micro, prior to November 2005, had issued options to purchase MTI Micro common stock, to employees, directors and senior management of MTI Micro and also issued options in MTI Micro to directors of the Company. In the past, MTI Micro had issued stock options in MTI Micro to employees and senior management of the Company.

In examining stock option, equity incentive, phantom stock and other plans typically provided to senior management in publicly held companies, the Compensation, Nominating and Governance Committee determined that the Company should provide equity incentives to its senior management. Stock options, stock grants and restricted stock grants, have been issued in recognition of the performance of the senior management team to date in improving the Company's financial position, establishing important strategic relationships, and developing technology and bringing to market innovative new products. The Committee also believes that the granting of stock-based compensation is a valuable incentive tool for management to continue to focus on realizing strategic goals and in building value for all shareholders. Most of the stock option grants vest over a multi-year period or in certain cases as goals are achieved.

Compensation of Chief Executive Officer. Steven N. Fischer has been the Company's Chief Executive Officer since September 1, 2004 and received salary compensation of $180,000 for the year ended December 31, 2005. For the year ended December 31, 2005, Mr. Fischer also received a 50,000 share common stock grant and a 50,000 share restricted common stock grant with a total fair value of $249,000 and options to purchase 125,000 shares of Company common stock with vesting based upon the achievement of goals established by the Board of Directors. The compensation for Mr. Fischer was based upon careful analysis of other comparable public companies' chief executive officer's compensation and the performance of the Company, including progress on the development and commercialization of MTI Micro's direct methanol micro fuel cell system, revenue generation at MTI Instruments and Mr. Fischer's efforts in identifying potential funding sources for the Company and its subsidiaries.

Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the Corporation's Chief Executive Officer and the four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Committee periodically reviews the potential consequences of Section 162(m) and may structure the performance-based portions of its executive compensation to comply with certain exemptions to Section 162(m). However, the Committee reserves the right to use its judgment to authorize compensation payments that do not comply with the exemptions to Section 162(m) when the Committee believes that such payments are appropriate and in the best interests of the shareholders, after taking into consideration changing business conditions or the officer's performance.

Compensation, Nominating and Governance Committee
Mr. E. Dennis O'Connor (Chairman)
Mr. Thomas Marusak
Dr. Walter Robb

COMPENSATION, NOMINATING AND GOVERNANCE COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

In 2005, the Compensation, Nominating and Governance Committee consisted of Mr. O'Connor, Mr. Marusak (as of November 9, 2005), Dr. Robb and Dr. Sternlicht (until his retirement on October 6, 2005), none of whom are employees of the Company. For information concerning the committee members' relationship to the Company, see "Security Ownership of Certain Beneficial Owners and Management" and "Certain Relationships and Related Transactions."

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Management believes transactions among related parties are as fair to the Company as obtainable from unaffiliated third parties.

The Company purchases materials from DuPont, an MTI Micro shareholder, such purchases totaled $130 thousand in 2005.

On December 19, 2005, MTI Micro entered into a Market Development Agreement with SES Americom Inc. ("SES"). Robert Phelan is Senior Vice President of SES and is a sibling of William Phelan, a director of the Company.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Company's common stock to file with the SEC initial reports of ownership of the Company's common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the Company's records and written representations by the persons required to file such reports, all filing requirements of Section 16(a) were satisfied with respect to the Company's most recent calendar year.

Shareholder Communications with the Board of Directors

Shareholders who wish to communicate with the Board of Directors or a particular Director may send a letter to the Secretary of the Company at 431 New Karner Road, Albany, New York 12205. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Shareholder-Board Communication." All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Code of Ethics

The Company has adopted a Code of Ethics for employees, officers and directors. The Code of Ethics, as revised, was filed as Exhibit 14.1 to the Company's Form 10-K for the year ended December 31, 2005. A copy may be obtained at no charge by written request to the attention of the Secretary of the Company at 431 New Karner Road, Albany, New York 12205. A copy of the Code of Ethics is also available on the Company's website at www.mechtech.com.

EXECUTIVE OFFICERS

The executive officers of the registrant (all of whom serve at the pleasure of the Board of Directors), their ages, and the position or office held by each, are as follows:
Position or Office	Name	Age
Chief Executive Officer and Director	Steven N. Fischer	62
Vice President, Chief Financial Officer and Secretary	Cynthia A. Scheuer	44
Chief Executive Officer, MTI MicroFuel Cells Inc.	Dr. William P. Acker	44
Vice President Market and Business Development, MTI MicroFuel Cells Inc.	Juan Becerra	45
Chief Technology Officer, MTI MicroFuel Cells Inc.	Dr. Shimshon Gottesfeld	64

Mr. Fischer, a Director since 2003, became Chairman and Chief Executive Officer effective September 1, 2004. Mr. Fischer previously served as Chairman of the Audit Committee from September 12, 2003 through July 29, 2004. Since March 4, 2004, Mr. Fischer has also served as a director of MTI Micro. Mr. Fischer was Chief Executive Officer of New York-based professional services firm UHY Advisors NY, Inc., formerly Urbach Kahn and Werlin Advisors Inc., and UKW P.C., a certified public accounting firm, from 1985 to December 31, 2001 and Chairman through July 31, 2004. Mr. Fischer joined Urbach Kahn and Werlin P.C. in 1971. Mr. Fischer holds a J.D. degree from New York University, a B.B.A. degree from the City College of New York and is a Certified Public Accountant.

Ms. Scheuer was appointed Vice President and Chief Financial Officer of the Company in November 1997 and was elected Secretary on March 10, 2005. Prior to joining the Company, she was a Senior Business Assurance Manager at PricewaterhouseCoopers LLP, where she was employed from 1983 to 1997. From 1989 to 1997, she was a Senior Business Assurance Manager responsible for the planning and delivery of audit and financial consulting services to a diverse group of clients in manufacturing, high technology, retailing and government.

Dr. Acker became Chief Executive Officer of MTI Micro on December 10, 2004 and was President and Chief Executive Officer of MTI Micro from its founding in 2001 until December 9, 2004. On December 20, 2005, Dr. Acker announced that he will step down from his position with MTI Micro effective upon MTI Micro hiring a new CEO. Dr. Acker will continue to serve as CEO until his successor is in place. Once his successor is in place, Dr. Acker will step down as CEO and will become an Advisor to MTI Micro for a period of 12 months. Dr. Acker will continue to serve as a member of the Board of Directors of MTI Micro, serving at the pleasure of the shareholders of MTI Micro, and will also serve as the Chairman of the Technology Committee. Dr. Acker also served as President of the Company from June 2000 to October 22, 2002 when he left this position to devote his full attention to MTI Micro. From 1997 to June 2000, Dr. Acker was Vice President of Technology and Product Development at Plug Power Inc., leading the development of the world's first residential PEM fuel cell system. Before his tenure at Plug Power, Dr. Acker joined Texaco in 1990 and served in numerous management positions including Global Manager for Engineering and Product Testing from 1996 to 1997, where he was responsible for the development of energy products and was involved in the formation of Texaco's strategic business direction.

Mr. Becerra joined MTI Micro in May 2001. He is currently responsible for developing the market and business plans for the company including product definition, strategy, alliances, and intellectual property. He brought 20 years of technology and product experience and a strong background in leading product development teams to his first position as Vice President of Product Development where he led the development of the novel micro-fuel cell technology platform known as Mobion™. Mr. Becerra spent nearly 10 years with the Xerox Corporation, where he authored 12 patents and managed High Performance Desktop Printer Programs. As the Manager for this important program, Mr. Becerra was responsible for all elements necessary to mass-produce the ink jet marking platform. He received his BSEE from the Rochester Institute of Technology and an MSEE from North Carolina State University. Mr. Becerra is a name author of ten of the company's patent applications.

Dr. Gottesfeld has been Vice President and Chief Technology Officer of MTI Micro since December 2000. Prior to this appointment, Dr. Gottesfeld led the Fuel Cell Research Program at The Los Alamos National Laboratory ("LANL") for more than 15 years and had earlier affiliations with Brookhaven and Bell Laboratories. Dr. Gottesfeld's work has been in electrochemistry, electrocatalysis and electrochemical power sources, a field in which he holds patents and has published extensively. He has served as an officer and chairman of the Physical Electrochemistry Division of the Electrochemical Society, and is a Fellow of the Society. He is also a Laboratory Fellow at LANL. Dr. Gottesfeld received his Ph.D. from the Technion, Israel Institute of Technology.

Subject to any terms of any employment agreement with the Company (as further described in the Proxy Statement), each of the executive officers holds his or her respective office until the regular annual meeting of the Board of Directors following the annual meeting of shareholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning compensation for services rendered in all capacities awarded to, earned by or paid to the individual serving as the Company's Chief Executive Officer and the four most highly compensated executive officers (and other highly compensated individuals, if required) during Fiscal 2005 ("named executive officers").

SUMMARY COMPENSATION TABLE
		ANNUAL COMPENSATION		LONG-TERM COMPENSATION
	TWELVE				SECURITIES
	MONTH			RESTRICTED	UNDERLYING	ALL
NAME AND	FISCAL			STOCK	OPTIONS	OTHER
PRINCIPAL POSITION	PERIOD ENDED	SALARY	BONUS	AWARD	(#)	COMPENSATION
Steven N. Fischer,	12/31/2005	$180,000	$ -	$249,0002	148,3333	$ 3,8774
Chief Executive Officer	12/31/20041	$ 62,308	$ -	$ -	229,1675	$ -
Cynthia A. Scheuer,	12/31/2005	$195,000	$ -	$ -	53,3337	$ 7,8004
Vice President, Chief Financial
Officer and Secretary
Dr. William P. Acker,	12/31/2005	$250,000	$ -	$ -	200,0608	$ 10,0004
President and CEO	12/31/2004	$241,347	$ -	$ -	400,2426	$ 8,0484
MTI MicroFuel Cells Inc.	12/31/2003	$200,000	$ -	$ -	166,6676	$ 8,0004
Juan Becerra,	12/31/2005	$200,000	$ -	$ -	50,0008	$ 8,0004
Vice President, Marketing and
Business Development
MTI MicroFuel Cells Inc.
Dr. Shimshon Gottesfeld,	12/31/2005	$250,000	$ -	$ -	95,1618	$ 10,0004
Vice President of R&D and	12/31/2004	$241,885	$ -	$ -	113,9776	$ 8,9064
Chief Technology Officer	12/31/2003	$180,000	$ 20,000	$ -	100,0016	$ 5,4004
MTI MicroFuel Cells Inc.
Alan J. Soucy	12/31/20051	$234,487	$ 50,000	$ -	101,7628	$ 8,0774
Former President and	12/31/2004	$300,673	$ 50,000	$ -	361,5226	$ 6,5814
Chief Operating Officer	12/31/2003	$296,539	$ 50,000	$ -	100,0016	$ 6,3544
MTI MicroFuel Cells Inc.

1 Represents compensation for a portion of the fiscal year based upon employment dates:

Mr. Fischer joined the Company as Chairman and Chief Executive Officer on September 1, 2004.

Mr. Soucy resigned from the Company as President and Chief Operating Officer of MTI MicroFuel Cells Inc. on September 1, 2005.

2 Represents 50,000 shares of restricted common stock issued on August 18, 2005 with a fair value of $2.49 per share or $124,500 which vests one year from the date of issue and have dividend rights during the vesting period if dividends are declared; and 50,000 shares of common stock issued on August 18, 2005 with a fair value of $2.49 per share or $124,500.

3 Represents 125,000 options to purchase shares of the Company's common stock and an additional 23,333 options to purchase shares of the Company's common stock issued on December 30, 2005 in connection with the November 28, 2005 stock option exchange offer to convert MTI Micro options into MTI options.

4 Represents Company matching contributions of $1.00 for each $1.00 contributed by the named individual to the Company's 401(k) Savings Plan up to a maximum of 4% of base salary.

5 Represents 182,500 options to purchase shares of the Company's common stock and 46,667 options to purchase shares of common stock of MTI MicroFuel Cells Inc., a subsidiary of the Company.

6 Represents options to purchase shares of common stock of MTI MicroFuel Cells Inc., a subsidiary of the Company.

7 Represents 40,000 options to purchase shares of the Company's common stock and an additional 13,333 options to purchase shares of the Company's common stock issued on December 30, 2005 in connection with the November 28, 2005 stock option exchange offer to convert MTI Micro options into MTI options.

8 Represents options to purchase shares of the Company's common stock issued on December 30, 2005 in connection with the November 28, 2005 stock option exchange offer to convert MTI Micro options into MTI options.

Option Grants Table

The following table sets forth information concerning individual grants of stock options to purchase the Company's common stock made to the Named Executives during 2005:
OPTION GRANTS IN 2005 TO PURCHASE THE COMPANY'S COMMON STOCK
________________Individual Grants________________

	Number of	Percentage			Potential Realizable Value
	Shares	Of Total			at Assumed Annual Rates
	Underlying	Options	Exercise		of Stock Price Appreciation
	Options	Granted to	Price	Expiration	for Option Term1
Name	Granted	Employees	(per share)	Date	5%($)	10%($)
Steven N. Fischer	125,000(2)	9.61%	$2.49	8/17/2015	$195,743	$496,052
	23,333(3)	1.79%	$2.80	3/4/2014	36,020	88,718
Cynthia A. Scheuer	40,000(2)	3.07%	$2.49	8/17/2015	$ 62,638	$158,737
	5,000(4)	0.38%	$2.80	7/16/2012	5,699	13,282
	8,333(4)	0.64%	$2.80	3/31/2013	11,140	26,683
Dr. William P. Acker	22,563(5)	1.73%	$2.80	7/16/2012	$ 25,719	$ 59,937
	3,077(5)	0.24%	$2.80	10/14/2012	3,507	8,174
	10,014(4)	0.77%	$2.80	3/31/2013	13,387	32,065
	41,264(4)	3.17%	$2.80	3/31/2013	55,165	132,129
	123,142(6)	9.46%	$2.80	12/9/2014	190,097	468,217
Juan Becerra	5,000(4)	0.38%	$2.80	7/16/2012	$ 5,699	$ 13,282
	5,000(4)	0.38%	$2.80	7/16/2012	5,699	13,282
	33,333(4)	2.56%	$2.80	3/31/2013	44,562	106,734
	6,667(5)	0.51%	$2.80	5/20/2011	6,349	14,403
Dr. Shimshon Gottesfeld	6,877(4)	0.53%	$2.80	7/16/2012	$ 7,839	$ 18,268
	27,506(4)	2.11%	$2.80	3/31/2013	36,772	88,076
	13,753(4)	1.06%	$2.80	9/14/2013	18,386	44,038
	17,191(4)	1.32%	$2.80	3/3/2014	26,538	65,365
	29,834(6)	2.29%	$2.80	12/9/2014	46,055	113,436
Alan J. Soucy	20,814(5)	1.60%	$2.80	8/4/2012	$ 23,725	$ 55,290
	15,476(5)	1.19%	$2.80	8/4/2012	17,641	41,111
	9,897(5)	0.76%	$2.80	3/31/2013	13,231	31,691
	4,949(5)	0.38%	$2.80	3/31/2013	6,616	15,847
	2,814(5)	0.22%	$2.80	9/14/2013	3,762	9,011
	5,628(5)	0.43%	$2.80	9/14/2013	7,524	18,021
	2,135(5)	0.16%	$2.80	9/14/2013	2,854	6,836
	4,269(5)	0.33%	$2.80	9/14/2013	5,707	13,670
	26,835(5)	2.06%	$2.80	12/9/2014	41,426	102,033
	8,945(5)	0.69%	$2.80	12/9/2014	13,809	34,011
  Potential realizable value is based on the assumption that the common stock appreciates at the annual rate shown, compounded annually, from the date of grant until expiration of the 10-year term. These numbers are calculated based upon SEC requirements and do not reflect the Company's projection or estimate of future stock price growth. Potential realizable values are computed by multiplying the number of shares of common stock subject to a given option by the fair market value on the date of grant, assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table for the entire 10-year term of the option and subtracting from that the aggregate option exercise price.

  Performance based vesting.
  Options vest on a two-year vesting schedule, fifty percent vesting on each anniversary of the original MTI Micro option grant date.
  Options vest 25 percent on each anniversary of the original MTI Micro option grant date.
  100% exercisable at grant since original MTI Micro option was fully vested at the time of exchange into MTI options.
  Options vest on a quarterly vesting schedule, 6.25% vesting each quarter beginning January 1, 2005.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

The following table sets forth certain information regarding stock options exercised during 2005 and held as of December 31, 2005 by the Named Executives of the Company.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES - MTI
			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
			Options at Year End (#)		at Year End ($)(2)
	Shares
	Acquired	Value
	On Exercise	Realized
Name	(#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Steven N. Fischer	-	$ -	294,500	53,333	$ 25,833	$ 12,917
Cynthia A. Scheuer	-	$ -	187,916	52,917	$106,491	$ 9,696
Dr. William P. Acker	-	$ -	357,065	117,996	$ -	$ -
Juan Becerra	-	$ -	30,833	19,167	$ -	$ -
Dr. Shimshon Gottesfeld	-	$ -	87,544	57,618	$ -	$ -
Alan J. Soucy	-	$ -	151,762	-	$ 91,000	$ -

(1) Represents the difference between the exercise price and the fair value of the Company's common stock on the date of exercise.

(2) Value is based on the closing sale price of the Company's common stock on the NASDAQ National Market on December 30, 2005, less the option exercise price.

Equity Compensation Plans

The Company has two stock option plans, the 1999 Employee Stock Incentive Plan and the 1996 Stock Incentive Plan. The following table provides information about the securities authorized for issuance under the Company's equity compensation plans as of December 31, 2005.

	Number of Securities To Be		Number of Securities
	Issued Upon Exercise of	Weighted Average Exercise	Remaining Available for
	Outstanding	Price of Outstanding	Future Issuance Under
Plan Category	Options, Warrants, Rights(1)(2)	Options, Warrants, Rights	Equity Compensation Plans
Equity compensation plans approved by security holders	5,041,242	$3.76	1,363,214

(1) Under both the 1996 and 1999 Plans, the securities available under the Plans for issuance and issuable pursuant to exercises of outstanding options may be adjusted in the event of a change in outstanding stock by reason of stock dividend, stock splits, reverse stock splits, etc.

(2) The 1996 Plan also provides for increases to securities available by 10% of any increase in shares outstanding, excluding shares issued under option plans.

Employment Agreements

Mr. Steven N. Fischer, Chief Executive Officer, has an employment agreement with the Company that provides a base salary of $180,000. He will receive 100% of his base salary and benefits for six months if he is terminated without cause. This agreement continues unless modified or terminated.

Ms. Cynthia A. Scheuer, Vice President, Chief Financial Officer and Secretary, has an employment agreement with the Company that provides a base salary of $200,000. She will receive 100% of her base salary and benefits for six months if she is terminated without cause. This agreement continues unless modified or terminated.

Dr. William P. Acker, Chief Executive Officer and President of MTI MicroFuel Cells Inc. has an employment agreement with MTI Micro that provides 1) he will receive a base salary of $250,000 during his remaining term as CEO and during his 12-month term as Advisor, however, if he earns cash compensation from outside employment during the first six months of his term as Advisor his compensation will be subject to reduction for any cash amounts earned in excess of $5,000 per month from such outside employment; 2) any remaining unvested MTI or MTI Micro stock options will automatically vest upon the termination of his employment at the end of his role as Advisor; 3)upon termination of his employment all of his outstanding MTI and MTI Micro stock options will have their terms modified so that they will remain exercisable through December 31, 2009, unless he commences employment with a direct competitor of MTI Micro, in which case all options shall expire on the date he commences such employment.

Mr. Juan Becerra, Vice President of Market and Business Development of MTI MicroFuel Cells Inc. has an employment agreement with the Company that provides a base salary of $200,000. He will receive 100% of his base salary and benefits for three months if he is terminated without cause. This agreement continues unless modified or terminated.

Dr. Shimshon Gottesfeld, Vice President of Research and Development and Chief Technology Officer of MTI Micro, has an employment agreement, effective March 4, 2004, for a 3 year term expiring on March 4, 2007. The agreement provides for a base salary of $250,000 per year. He will also receive 100% of his base salary for 6 months if he is terminated without cause or if he leaves employment for certain reasons, including change in control, as defined in the agreement.

Directors' Compensation

The MTI Board of Directors compensation for non-management directors provides that each non-management director receives a cash retainer of $16,000 per year, paid in four equal quarterly installments, and be reimbursed for reasonable travel and related expenses. In addition, 1) non-management directors receive options to purchase 20,000 shares of the Company's common stock, 2) the Chairman of the Audit Committee receives additional options to purchase 7,500 shares of the Company's common stock, 3) members of the Audit Committee each receive additional options to purchase 3,750 shares of the Company's common stock, 4) the Chairman of the Compensation, Nominating and Governance Committee receives additional options to purchase 5,000 shares of the Company's common stock, and 5) members of the Compensation, Nominating and Governance Committee each receive additional options to purchase 2,500 shares of the Company's common stock. All options are issued to directors on the date of the Annual Meeting and are priced based on the closing price of the Company's stock on the NASDAQ National Market System on the date of grant and are immediately vested.

FIVE-YEAR PERFORMANCE GRAPH

Below is a line graph comparing the percentage change in the cumulative total return on the Company's common stock, based on the market price of the Company's common stock, with the total return of companies included within the Standard & Poor's (S&P) 500 Index and the companies included within the S&P Information Technology Index for the period commencing October 1, 2000 and ending December 31, 2005. The calculation of total cumulative return assumes a $100 investment in the Company's common stock, the S&P 500 Index and the S&P Information Technology Index on October 1, 2000 and the reinvestment of all dividends. The beginning measurement point is established by the market close on October 1, 2000, the first day of the Company's fiscal year.

COMPARISON OF 63 MONTH CUMULATIVE TOTAL RETURN*

AMONG MECHANICAL TECHNOLOGY INCORPORATED, THE S & P 500 INDEX,
AND THE S & P INFORMATION TECHNOLOGY INDEX

120
100
80
60
40
20
0
DOLLARS
9/00
9/01
12/02
12/03
12/04
12/05
MECHANICAL TECHNOLOGY INCORPORATED
S & P 500
S & P INFORMATION TECHNOLOGY

* $100 invested on 9/30/00 in stock or index-including reinvestment of dividends.
Fiscal year ending December 31.

Copyright © 2006, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.
www.researchdatagroup.com/S&P.htm

ADDITIONAL INFORMATION

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of Mechanical Technology Incorporated common stock as of February 28, 2006 for:

  all persons known by us to own beneficially 5% or more of the common stock;

  each of our directors;
  the executive officers listed in the Summary Compensation Table; and
  all such directors and executive officers as a group.

The beneficial ownership of the shareholders listed below is based on publicly available information and from representatives of such shareholders.

	Shares Beneficially Owned ____________________________________________
Name and Address(1) of Beneficial Owner	Number2		Percent
Fletcher International, Ltd.	2,669,740	3	7.95%
Dr. William P. Acker	445,277	4	1.42
Juan Becerra	40,417	5	*
Dale W. Church	547,097	6	1.75
Edward A. Dohring	297,022	7	*
Steven N. Fischer	426,166	8	1.36
Dr. Shimshon Gottesfeld	140,666	9	*
Thomas J. Marusak	53,667	10	*
William P. Phelan	60,000	11	*
E. Dennis O'Connor	380,333	12	1.22
Dr. Walter L. Robb	353,883	13	1.14
Cynthia A. Scheuer	231,250	14	*
Alan J. Soucy	151,762	15	*
All present directors and officers as a group (12 persons)	3,111,040	16	9.33

*Percentage is less than 1.0% of the outstanding common stock.

1 Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares of common stock beneficially owned by the shareholder. The address of Fletcher International, Ltd. is c/o A.S.&K. Services Ltd. Cedar House, 41 Cedar House, Hamilton HM EX, Bermuda. The address of all other listed shareholders is c/o Mechanical Technology Inc., 431 New Karner Road, Albany, New York 12205.

2 The number of shares beneficially owned by each shareholder is determined under rules promulgated by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after February 28, 2006, through the exercise of any warrant, stock option or other right. The inclusion in this schedule of such shares, however, does not constitute an admission that the named shareholder is a direct or indirect beneficial owner of such shares. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options held by such person, which are exercisable within 60 days of February 28, 2006, but excludes shares of common stock underlying options held by any other person. Percentage of beneficial ownership is based on 30,929,326 shares of common stock outstanding as of February 28, 2006.

3 Represents 2,669,740 shares of common stock that Fletcher may acquire pursuant to the exercise of its additional investment rights acquired in connection with the 2004 Private Placement. Pursuant to a contractual limitation, Fletcher may not acquire any shares of common stock pursuant to exercises of additional investment rights without first providing us sixty-five days notice of such exercise if such exercise would result in Fletcher beneficially owning more than 9.25% of the total outstanding number of shares of our common stock. Includes shares held in one or more accounts managed by Fletcher Asset Management, Inc. ("FAM") for Fletcher. FAM is an investment adviser to Fletcher and is registered under Section 203 of the Investment Advisors Act of 1940, as amended. An investment advisory agreement between FAM and Fletcher gives FAM the authority to vote and dispose of the securities in these accounts. By reason of the provisions of Rule 13d-3 under the Securities Exchange Act of 1934, Fletcher and FAM may each beneficially own the securities registered under the registration statement of which this prospectus is a part. Additionally, by virtue of Alphonse Fletcher, Jr.'s position as chairman and chief executive officer of FAM, Mr. Fletcher may have the shared power to vote or direct the vote of, and the shared power to dispose or direct the disposition of, these securities. For these reasons, Mr. Fletcher may also be a beneficial owner of these securities.

4 Includes options for 385,277 shares, which are exercisable within 60 days of February 28, 2006.

5 Includes options for 40,417 shares, which are exercisable within 60 days of February 28, 2006.

6 Includes options for 380,083 shares, which are exercisable as of February 28, 2006 and 2,250 shares owned by Mr. Church's wife. Mr. Church disclaims beneficial ownership of such shares.

7 Includes options for 268,333 shares, which are exercisable within 60 days of February 28, 2006

8 Includes options for 306,166 shares, which are exercisable within 60 days of February 28, 2006and 10,000 shares owned by Mr. Fischer's wife. Mr. Fischer disclaims beneficial ownership of such shares.

9 Includes options for 104,166 shares, which are exercisable within 60 days of February 28, 2006 and 16,500 shares owned by Dr. Gottesfeld's wife. Dr. Gottesfeld disclaims beneficial ownership of such shares.

10 Includes options for 46,667 shares, which are exercisable as of February 28, 2006.

11 Includes options for 60,000 shares, which are exercisable as of February 28, 2006.

12 Includes options for 238,833 shares, which are exercisable as of February 28, 2006.

13 Includes options for 235,583 shares, which are exercisable as of February 28, 2006.

14 Includes options for 197,500 shares, which are exercisable within 60 days of February 28, 2006.

15 Includes options for 151,762 shares, which are exercisable as of February 28, 2006.

16 Includes options for 2,414,787 shares, which are exercisable within 60 days of February 28, 2006.

ANNUAL REPORT TO SHAREHOLDERS

The Company's Annual Report to Shareholders accompanies this Proxy Statement. The Company's Annual Report on Form 10-K for the year ended December 31, 2005, as amended, as filed with the Securities and Exchange Commission, may be obtained by addressing a written request to the Investor Relations Department at the Company's corporate headquarters, 431 New Karner Road, Albany, New York 12205.

Solicitation of Proxies

The cost of solicitation of Proxies will be borne by the Company. In addition to the solicitation of Proxies by mail, officers and employees of the Company may solicit Proxies in person or by telephone. The Company may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending Proxies and proxy material to beneficial owners.

Revocation of Proxies

Subject to the terms and conditions set forth herein, all Proxies received by the Company will be effective, notwithstanding any transfer of the shares to which such Proxies relate, unless at or prior to the Annual Meeting the Company receives a written notice of revocation signed by the person who, as of the record date, was the registered holder of such shares. The notice of revocation must indicate the certificate number and numbers of shares to which such revocation relates and the aggregate number of shares represented by such certificate(s).

SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

In order to be included in Proxy material for the 2007 Annual Meeting of Shareholders, shareholders' proposed resolutions must be received by the Company at its offices, 431 New Karner Road, Albany, New York 12205 on or before December 4, 2006. The Company suggests that proponents submit their proposals by certified mail, return receipt requested, addressed to the Secretary of the Company.

If a shareholder of the Company wishes to present a proposal before the 2007 Annual Meeting of Shareholders, but does not wish to have the proposal considered for inclusion in the Company's proxy statement and proxy card, such shareholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice by February 17, 2007.

If a shareholder fails to provide timely notice of a proposal to be presented at the 2007 Annual Meeting of Shareholders, the proxies designated by the Board will have discretionary authority to vote on any such proposal.

OTHER MATTERS

Management does not know of any matters which will be brought before the meeting other than those specifically set forth in the notice thereof. If any other matter properly comes before the meeting, however, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the best judgment of the persons voting them.

All expenses incurred in connection with this solicitation of proxies will be borne by the Company.

By Order of the Board of Directors

Cynthia A. Scheuer
Secretary

Albany, New York

April 3, 2006

Mechanical Technology Incorporated
2006 Equity Incentive Plan

Purpose

Mechanical Technology Incorporated, a New York corporation (the "Company"), wishes to recruit, reward, and retain employees, directors, and other service providers, including consultants. To further these objectives, the Company hereby sets forth the Mechanical Technology Incorporated 2006 Equity Incentive Plan (the "Plan"), effective as of date the Company's stockholders initially approve its adoption (the "Effective Date"), to provide options ("Options") to employees, directors, and other service providers of the Company and its Eligible Affiliates to purchase shares of the Company's common stock (the "Common Stock").

The Company may also make direct grants or sales of Common Stock (with any or no restrictions) ("Restricted Stock Grants") to participants, and may also grant stock appreciation rights ("SARs"), restricted stock units providing for a future issuance of shares ("RSUs"), and other share-based awards ("Other Share-Based Awards"). Grants of the various equity-related instruments are "Awards." The Awards may serve as a bonus or other incentive or may replace Company obligations to pay cash under other plans or compensatory arrangements, including the Company's bonus plans or any deferred compensation plans.

Participants

All Employees of the Company and of any Eligible Affiliates are potentially eligible for Awards under this Plan. Eligible individuals become "optionees" or "recipients" when the Administrator grants them, respectively, an Option or one of the other Awards under this Plan. The Administrator may also grant Awards to directors, consultants, and certain other service providers. (Optionees and recipients are referred to collectively as "participants.") The term participant also includes, where appropriate, a person authorized to exercise an Award or purchase or receive an Award in place of the original recipient.

"Employee" means any person the Company or a Related Company employs as a common law employee. Other service providers must be natural persons to participate.

Administrator

The "Administrator" is the Compensation Committee (the "Compensation Committee") of the Board of Directors (the "Board"), unless the Board specifies a different committee or acts under the Plan as though it were the Compensation Committee.

The Administrator is responsible for the general operation and administration of the Plan and for carrying out the Plan's provisions and has full discretion in interpreting and administering the provisions of the Plan and reconciling any inconsistencies with any Award Agreement. Subject to the express provisions of the Plan, the Administrator may exercise such powers and authority of the Board as the Administrator may find necessary or appropriate to carry out its functions. The Administrator may act through meetings of a majority of its members or by unanimous consent. The Administrator may delegate its functions to officers or other Employees of the Company or Eligible Affiliates. The Administrator's powers will include, but not be limited to, the power to amend, waive, or extend any provision or limitation of any Award.

The Administrator may provide that an Award is exercisable for shares while the shares are subject to forfeiture under conditions the Administrator specifies.

Granting of Awards

Subject to the terms of the Plan, the Administrator will, in its sole discretion, determine the persons who receive Awards,
  the terms of such Awards (including amendment, release, or extension of any provision), the schedule for exercisability or nonforfeitability (including any requirements that the participants or the Company satisfy performance criteria), the time and conditions for expiration of the Awards, and
  the form of payment due upon exercise or purchase (including any repricing or replacement of outstanding Awards).

The Administrator may allow participants to exercise otherwise non-exercisable portions of Awards, subject, in the Administrator's sole discretion, to whatever conditions it considers appropriate.

The Administrator's determinations under the Plan need not be uniform and need not consider whether possible recipients are similarly situated.

Options for Employees may be "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"), or the corresponding provision of any subsequently enacted tax statute, or nonqualified stock options ("NQSOs"), and the Administrator will specify which form of option it is granting. (If the Administrator fails to specify the form of an option grant to an Employee, it will be an ISO to the extent the tax laws permit.) Any options granted to outside directors or other persons who are not Employees must be nonqualified stock options. Neither the Company nor the Adminstrator will be liable if any Option intended initially to be an ISO fails to so qualify or is amended to be an NQSO.

The Administrator may set whatever conditions it considers appropriate for the SARs or other Awards, subject to the terms of the Plan.

Nonexempt Employee

Any Option or SAR granted to an Employee who is a nonexempt Employee for purposes of the Fair Labor Standards Act of 1938 (the "FLSA") cannot by its terms be exercisable by the Employee for a period of at least six months after its Date of Grant, to the extent required under the FLSA for such Option or SAR to be excluded from the Employee's "regular rate" (as defined under the FLSA). The Committee may impose such other conditions or limitations on Options or SARs granted to nonexempt Employees as it may deem appropriate to qualify such Options or SARs for exemption from such Employees' regular rate under the FLSA. Nonexempt Employees will not be eligible for other Incentive Awards.

Substitutions

The Administrator may grant Awards in substitution for options or other equity interests held by individuals who become Employees of the Company or of an Eligible Affiliate as a result of the Company's or Eligible Affiliate's acquiring or merging with the individual's employer or acquiring its assets. In addition, the Administrator may provide for the Plan's assumption of Awards granted outside the Plan to persons who would have been eligible under the terms of the Plan to receive a grant (or who were eligible under the acquired company's plan), including (i) persons who provided services to any acquired company or business, (ii) persons who provided services to the Company or any Related Company, and (iii) persons who received Awards from the Company before the Effective Date of the Plan. If appropriate to conform the Awards to the interests for which they are substitutes, the Administrator may grant substitute Awards under terms and conditions (including, for exercisable Awards, Exercise Price) that vary from those the Plan otherwise requires.

Date Of Grant

The Date of Grant will be the date as of which the Administrator grants an Award to a person, as specified in the Administrator's minutes or other written evidence of action.

Exercise Price

The Exercise Price is, for Options, the value of the consideration that a participant must provide in exchange for one share of Common Stock and, for SARs, the measurement price. The Administrator will determine the Exercise Price under each Award and may set the Exercise Price without regard to the Exercise Price of any other Awards granted at the same or any other time. The Company may use the consideration it receives from the participant for general corporate purposes.

The Exercise Price per share for ISOs, NQSOs, and SARs may not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant, provided, however, that if the Administrator decides to grant an ISO to someone described in Code Sections 422(b)(6) and 424(d) (as a more-than-10%-stockholder), the Exercise Price must be at least 110% of the Fair Market Value.

Limitation on Repricing

Unless the Company's stockholders approve the action: (i) the Administrator may not amend an outstanding Option granted under the Plan to provide an Exercise Price per share that is lower than the then-current Exercise Price of such outstanding Option (other than as provided already under this Plan for Adjustments upon Changes in Capital Stock) and (2) the Administrator may not cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefore new Awards under the Plan covering the same or a different number of share of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, except as provided under Substantial Corporate Change.

Fair Market Value

"Fair Market Value" of a share of Common Stock for purposes of the Plan will be determined as follows:

  if the Common Stock trades on a national securities exchange, the NASDAQ National Market, or the NASDAQ Capital Market the closing sale price (for the primary trading session) on the Date of Grant;
  if the Common Stock does not trade on any such exchange or market, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") for the Date of Grant;
  if no such closing sale price information is available, the average of bids and asked prices that Nasdaq reports for the Date of Grant;
  if there are no such closing bid and asked prices, the average of the bid and asked prices as reported by any other commercial service for the Date of Grant; or
  if the Company ceases to have publicly-traded stock, the Administrator will determine the Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Code Section 409A, except as the Board or Committee may expressly determine otherwise.

For any date that is not a trading day, the Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the formulas above adjusted accordingly. The Committee can substitute a particular time of day or other measure of "closing sale price" or "bid and asked prices" if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Code Section 409A.

The Administrator has sole discretion to determine the Fair Market Value for purposes of this Plan, and all Awards are conditioned on the participants' agreement that the Administrator's determination is conclusive and binding even though others might make a different determination.

Exercisability

The Administrator will determine the times and conditions for exercise or retention of each Award.

Awards will become exercisable or nonforfeitable at such times and in such manner as the Administrator determines and the Award Agreement indicates; provided, however, that the Administrator may, on such terms and conditions as it determines appropriate, accelerate the time at which the participant may exercise any portion of an Option or at which restrictions on the Awards will lapse.

If the Administrator does not specify otherwise, Awards will become exercisable or non-forfeitable as to 25% per year on each anniversary of the Date of Grant, so long as the participant remains employed or continues his relationship as an individual service provider, and with respect to exercisable Awards, will expire as of the seventh anniversary of the Date of Grant (unless they expire earlier under the Plan or the Award Agreement). The Administrator has the sole discretion to determine that a change in service-providing relationship eliminates any further service credit on the exercise schedule.

No portion of an Award that is unexercisable or forfeitable at a participant's termination of service-providing relationship (for any reason) will thereafter become exercisable or nonforfeitable (and the participant will immediately forfeit any unexercisable or forfeitable portions at his termination of service-providing relationship), unless the Award Agreement provides otherwise, either initially or by amendment on or before such termination.

Substantial Corporate Change

Upon a Substantial Corporate Change, the Plan and any unexercised or forfeitable Awards will terminate (after the occurrence of one of the alternatives set forth below under Termination Alternatives) unless either (i) an Award Agreement with a participant provides otherwise or (ii) provision is made in writing in connection with such transaction for the assumption or continuation of outstanding Awards, or
  the substitution for such Awards with awards covering the stock or securities of a successor employer entity, or a parent or subsidiary of such successor,

with appropriate adjustments as to the number and kind of shares of stock and prices (and with fractional shares rounded down to the nearest whole share unless the Administrator determines otherwise), in which event the Awards will continue in the manner and under the terms so provided, with such increases in exercisability or nonforfeitability, if any, as the Administrator determines appropriate in its sole discretion.

Termination Alternatives

If an Award would otherwise terminate under the preceding provisions, the Administrator will either provide that optionees or holders of SARs or other exercisable Awards will have the right, at such time before the completion of the transaction causing such termination as the Board or the Administrator reasonably designates, to exercise any unexercised portions of the Options or SARs or other exercisable Awards, including portions of such Awards not already exercisable, or for any Awards, cause the Company, or agree to allow the successor, to cancel each Award after payment to the participant of an amount, if any, in cash, cash equivalents, or successor equity interests substantially equal to the fair market value of the consideration (as valued by the Administrator) paid for the Company's shares, under the transaction minus, for Options and SARs or other exercisable Awards, the Exercise Price for the shares covered by such Awards (and, for any Awards, where the Board or the Administrator determines it is appropriate, any required tax withholdings), and with such allocation among cash, cash equivalents, and/or successor equity interests as the Administrator determines or approves.

A "Substantial Corporate Change" means any of the following events after the initial Effective Date of the Plan:

    sale of all or substantially all of the assets of the Company to one or more individuals, entities, or groups (other than an Excluded Owner) acting together, complete or substantially complete dissolution or liquidation of the Company, a person, entity, or group acting together (other than an Excluded Owner) acquires or attains ownership of more than 50% of the undiluted total voting power of the Company's then-outstanding securities eligible to vote to elect members of the Board ("Company Voting Securities"), completion of a merger, consolidation, or reorganization of the Company with or into any other entity (other than an Excluded Owner) unless the holders of the Company Voting Securities outstanding immediately before such completion, together with any trustee or other fiduciary holding securities under a Company benefit plan, hold securities that represent immediately after such merger or consolidation at least 50% of the combined voting power of the then outstanding voting securities of either the Company or the other surviving entity or its ultimate parent;
    the individuals who constitute the Board immediately before a proxy contest cease to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied) immediately following the proxy contest; or
    during any one year period, the individuals who constitute the Board at the beginning of the period (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board (excluding any Board seat that is vacant or otherwise unoccupied), provided that any individuals that a majority of Incumbent Directors approve for service on the Board are treated as Incumbent Directors.

An "Excluded Owner" consists of the Company, any Related Company, any Company benefit plan, any underwriter temporarily holding securities for an offering of such securities, investors or directors designated by the Board, or any trusts or other entities in which any of the foregoing entities, individuals or members of their immediate family hold a majority of the ownership or beneficial interests.

Even if other tests are met, a Substantial Corporate Change has not occurred under any circumstance in which the Company files for bankruptcy protection or is reorganized following a bankruptcy filing.

The Administrator may determine that a particular participant's Awards will not become fully exercisable or nonforfeitable as a result of what the Administrator, in its sole discretion, determines is the participant's insufficient cooperation with the Company with respect to a Substantial Corporate Change.

The Administrator may allow conditional exercises before the completion of a Substantial Corporate Change that are then rescinded if no Substantial Corporate Change occurs. The Administrator may also provide that the accelerations under the Substantial Corporate Change occur automatically up to six months after the Substantial Corporate Change.

If any portion of an Award becomes exercisable solely as a result of a Substantial Corporate Change, the Administrator may provide that, upon exercise of such Award, the participant will receive shares subject to a right of repurchase by the Company or its successor at the Exercise Price; this repurchase right (x) will lapse at the same rate as the Award would have become exercisable under its terms without a Substantial Corporate Change and (y) will not apply to any shares subject to the portion of the Award that was exercisable under its terms without regard to the Substantial Corporate Change.

Any Award granted to a participant in replacement of other awards not under this Plan will only become fully exercisable upon a Substantial Corporate Change if (i) the plan under which the participant originally received the awards specifically provided for such acceleration, (ii) the Administrator provided for such acceleration in replacing the options, or (iii) the Administrator so provides at another time.

If a Substantial Corporate Change other than a liquidation or dissolution of the Company occurs, the Company's repurchase and other rights under each outstanding Restricted Stock Grant will inure to the benefit of the Company's successor and will apply to the cash, securities, or other property into which the Common Stock was converted or exchanged pursuant to such Substantial Corporate Change in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Grant. If a Substantial Corporate Change involving the liquidation or dissolution of the Company occurs, except to the extent the instrument evidencing any Restricted Stock Grant or any other agreement between a participant and the Company provides specifically to the contrary, all restrictions and conditions on all Restricted Stock Grants then outstanding will automatically be treated as terminated or satisfied.

The Board or other Administrator may take any actions described in the Substantial Corporate Change section, without any requirement to seek participant consent.

Limitation on ISOs

An Option granted as an ISO will be an ISO only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the stock with respect to which ISOs are exercisable for the first time by the optionee during any calendar year (under the Plan and all other plans of the Company and its subsidiary corporations, within the meaning of Code Section 422(d)), does not exceed $100,000. This limitation applies to Options in the order in which such Options were granted. If, by design or operation, the Option exceeds this limit, the excess will be treated as an NQSO.

Method of Exercise

To exercise any exercisable portion of an Award, the participant must:

  deliver notice of exercise to the Secretary of the Company (or to whomever the Administrator designates), in a form complying with any rules the Administrator may issue, signed or otherwise authenticated by the participant, and specifying the number of shares of Common Stock underlying the portion of the Award the participant is exercising;
  for the shares of Common Stock with respect to which the participant is exercising the Award, pay the full Exercise Price by cash or a check or through netting against consideration the participant will receive under a Substantial Corporate Change, unless the Administrator precludes such manner of payment (other than through cash or a check); and
  deliver to the Administrator such representations and documents as the Administrator, in its sole discretion, may consider necessary or advisable.

Payment in full of the Exercise Price need not accompany the written notice of exercise if the exercise complies with a legally permissible cashless exercise method involving sale to the market, including, for example, that the notice directs that the stock certificates (or other indicia of ownership) for the shares issued upon the exercise be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Award and at the time the stock certificates (or other indicia) are delivered to the broker, the broker will tender to the Company cash or cash equivalents acceptable to the Company and equal to the Exercise Price and any required withholding taxes, provided such method complies with the Sarbanes Oxley Act of 2002.

Award Expiration

No one may exercise an Option or other exercisable Award more than seven years after its Date of Grant (or five years for ISOs granted to 10% owners covered by Code Sections 422(b)(6) and 424(d)). A participant will immediately forfeit and can never exercise or retain any portion of an Award that is unexercisable or forfeitable at his termination of service-providing relationship (for any reason), unless the Award Agreement provides otherwise, either initially or by amendment. In addition, unless the Award Agreement provides otherwise, either initially or by amendment, no one may exercise otherwise exercisable portions of an Award after the first to occur of:

Employment Termination

The 90th day after the date of termination of service-providing relationship (other than for death or Disability), where termination of service-providing relationship means the time when the employer-employee or other individual service-providing relationship between the individual and the Company (and all Related Companies) ends for any reason. The Administrator may provide that Awards terminate immediately upon termination of employment for "cause" under an Employee's employment or consultant's services agreement or under another definition specified in the Award Agreement. Unless the Award Agreement or the Administrator provides otherwise, termination of service-providing relationship does not include instances in which the Company immediately rehires a common law employee as an independent contractor. The Administrator, in its sole discretion, will determine all questions of whether particular terminations or leaves of absence are terminations of employment and may decide to suspend the exercise or forfeiture schedule during a leave rather than to terminate the Award. Unless the Award Agreement or the Administrator provides otherwise, terminations of employment include situations in which the participant's employer ceases to be related to the Company closely enough to be a Related Company for new grants. The Administrator may provide that Options and SARs will begin their 90 day expiration period when any securities trading blackout applicable to the departing officer, employee, or director expires.

Gross Misconduct

For the Company's termination of the participant's service-providing relationship as a result of the participant's Gross Misconduct, the time of such termination. For purposes of this Plan, "Gross Misconduct" means the participant has committed fraud, misappropriation, embezzlement, or willful misconduct;
  committed or been indicted for or convicted of, or pled guilty or no contest to, any misdemeanor (other than for minor infractions or traffic violations) involving fraud, breach of trust, misappropriation, or other similar activity or otherwise relating to the Company or any Related Company, or any felony; or
  committed an act of gross negligence or otherwise acted with willful disregard for the Company's or a Related Company's best interests.

If the participant has an employment or other agreement in effect at the time of his or her termination that specifies "cause for termination, "Gross Misconduct" for purposes of his or her termination will refer to "cause" under the employment or other agreement, rather than to the foregoing definition.

Disability

The first anniversary of the participant's termination of employment for disability, where "disability" means the inability to engage in any substantial gainful activity because of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, or, if the Company then maintains long-term disability insurance, the date as of which the individual is eligible for benefits under that insurance; or

Death

The first anniversary of the participant's date of death.

If the Administrator permits exercise of an Award after termination of service-providing relationship, the Award will nevertheless expire as of the date that the former service provider violates any covenant not to compete or other post-employment covenant in effect between the Company or a Related Company and the former employee or other service provider. In addition, an optionee who exercises an ISO, if permitted, more than 90 days after termination of employment with the Company and/or Eligible Affiliates will only receive ISO treatment to the extent the law permits, and becoming or remaining an employee of another related company (that is not an Eligible Affiliate) or an independent contractor will not prevent loss of ISO status because of the formal termination of employment.

Nothing in this Plan extends the term of an Award beyond the seventh anniversary of its Date of Grant, nor does anything in this Award Expiration section make an Award exercisable or nonforfeitable that has not otherwise become exercisable or nonforfeitable, unless the Administrator specifies otherwise.

Restricted Stock Awards

The Administrator may grant Awards entitling recipients to acquire Restricted Stock, subject to the Company's right to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient if conditions specified by the Administrator in the applicable Award are not satisfied before the end of the applicable restriction period or periods. Instead of granting Awards for Restricted Stock, the Administrator may grant RSUs entitling the recipient to receive shares of Common Stock to be delivered at the time such grants vest (and, together with Restricted Stock, "Restricted Stock Awards").

The Administrator will determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

Restricted Stock Dividends

Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash, or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Each dividend payment will be made no later than the end of the calendar year in which the dividends are paid to shareholders of that class of stock or, if later, the 15th day of the third month following the date the dividends are paid to shareholders of that class of stock.

Stock Certificates

The Administrator may require the participant to deposit in escrow any stock certificates the Company issues in respect of shares of Restricted Stock, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) will deliver the certificates no longer subject to such restrictions to the participant or if the participant has died, to the beneficiary the participant has designated to receive amounts due or exercise rights of the participant if the participant dies before receipt or exercise (the "Designated Beneficiary"). In the absence of an effective designation by a participant, "Designated Beneficiary" will mean the participant's estate.

RSU Settlement

Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each RSU, the Company will pay the participant one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the applicable Award agreement. The Administrator may, in its discretion, provide that settlement of RSUs will be deferred, on a mandatory basis or at the election of the participant in a manner consistent the Code Section 409A.

RSU Voting Rights

A participant will have no voting rights with respect to any RSUs.

RSU Dividend Equivalents

To the extent the Administrator provides, in its sole discretion, a grant of RSUs may provide participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock ("Dividend Equivalents"). The Company may pay the Dividend Equivalents currently or may credit them to an account for the participants, may settle them in cash and/or shares of Common Stock, and may subject them to the same restrictions on transfer and forfeitability as the RSUs with respect to which the DERs are paid, as determined by the Administrator in its sole discretion, subject in each case to such terms and conditions as the Administrator may establish, in each case to be set forth in the applicable Award agreement.

Stock Appreciation Rights

A SAR represents the right to receive a payment in Common Stock, equal to the excess, if any, of the Fair Market Value on the date the SAR is exercised over the SAR's Exercise Price. The Administrator will establish in its sole discretion all applicable terms and conditions, and describe such determination in the applicable Award Agreement, provided that the SAR will expire no more than 10 years after its Date of Grant.

Other Share-Based Awards

The Administrator may grant Other Share-Based Awards that are denominated in, valued in whole or in part by reference to, or otherwise based on or related to the Common Stock. The Administrator, in its sole discretion, will determine purchase, exercise, exchange, or conversion of the Other Share-Based Awards and all other terms and conditions applicable to the Awards.

Award Agreement

Award Agreements (which could be certificates) will describe the terms of each Award and will include such terms and conditions, consistent with the Plan, as the Administrator may determine are necessary or advisable. To the extent an Award Agreement contains any provision that contradicts any provision of this Plan, the terms of the provision of this Plan supersede the contradictory provision of the Award Agreement, except as the Award Agreement otherwise expressly provides. The Award Agreements may contain special rules.

Other Restrictions

Without any requirements to seek a participant's consent, the Company may require the participant to use one or more specified brokerage firms to exercise Awards and to hold shares received from or under Awards until the later of one year after exercise or lapse of all forfeiture restrictions or two years after the Date of Grant.

Acceleration

The Administrator may at any time provide that any Award will become immediately exercisable or vested in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

Stock Subject To Plan

Except as adjusted below under Adjustments upon Changes in Capital Stock,

  the aggregate number of shares of Common Stock the Company may issue under Awards may not exceed 2,000,000 shares of Common Stock, of which a maximum of 1,000,000 shares can be used for Awards other than Options and SARs, the Company can issue under ISOs from the preceding total an aggregate of 2,000,000 shares of Common Stock, the maximum number of shares that may be granted under Awards to a member of the Board who is not an employee at the Date of Grant is 50,000 shares per calendar year; and
  the maximum number of shares that may be granted or covered under Awards for a single individual in a calendar year (including for purposes of Appendix I) may not exceed 600,000. (The individual maximum applies only to Awards first made under this Plan and not to Awards made in substitution of a prior employer's options or other incentives, except as Code Section 162(m) otherwise requires.)

The Common Stock will come from either authorized but unissued shares or from previously issued shares that the Company reacquires, including shares it purchases on the open market or holds as treasury shares. If any Award expires, is canceled, surrendered, or forfeited, or terminates for any other reason without having been fully exercised, or is settled in cash, or otherwise results in Common Stock not being issued, the shares of Common Stock available under that Award will again be available for the granting of new Awards. Shares restored to the Plan will only count for purposes of the ISO authorized number if the Code so permits.

No adjustment will be made for a dividend or other right (except a stock dividend) for which the record date precedes the date of exercise.

The participant will have no rights of a stockholder with respect to the shares of stock subject to an Award except to the extent that the Company has issued certificates for, or otherwise confirmed ownership of, such shares upon the exercise or the granting of an Award, or the Administrator otherwise specifies.

The Company will not issue fractional shares pursuant to the exercise of an Award, unless the Administrator determines otherwise, but the Administrator may, in its discretion, direct the Company to make a cash payment in lieu of fractional shares.

Person Who May Exercise

During the participant's lifetime, only the participant or his duly appointed guardian or personal representative may exercise or hold an Award (other than nonforfeitable Common Stock). After his death, a participant's personal representative or any other person authorized under a will or under the laws of descent and distribution may exercise any then exercisable portion of an Award or hold any then nonforfeitable portion of any Award. If someone other than the original recipient seeks to exercise or hold any portion of an Award, the Administrator may request such proof as it may consider necessary or appropriate of the person's right to exercise or hold the Award.

Performance Rules

Subject to the terms of the Plan, the Administrator will have the authority to establish and administer performance objectives with respect to such Awards as it considers appropriate, which performance objectives must be satisfied, as the Administrator specifies, before the participant receives or retains an Award or before the Award becomes nonforfeitable or exercisable.

The Administrator will determine whether such performance objectives are attained, and such determination will be final and conclusive.

The Administrator may express each performance objective in absolute and/or relative terms, and may use comparisons with current internal targets, the past performance of the Company (including the performance of one or more Related Companies) and/or the past or current performance of other companies. In the case of earnings-based measures, performance objectives may use comparisons relating to capital (including, but not limited to, the cost of capital), shareholders' equity and/or shares outstanding, or to assets or net assets.

The Administrator also retains the discretion to specify that it can adjust a performance objective award payout downwards under such factors as it considers appropriate.

Adjustments Upon Changes In Capital Stock

Subject to any required action by the Company (which it agrees to promptly take) or its stockholders, and subject to the provisions of applicable corporate law, if, after the Date of Grant of an Award,

    the outstanding shares of Common Stock increase or decrease or change into or are exchanged for a different number or kind of security because of any recapitalization, reclassification, stock split, or reverse stock split, the Administrator must make a proportionate and appropriate adjustment in the number of shares of Common Stock underlying each Award, so that the proportionate interest of the participant immediately following such event in the fully diluted equity of the Company will, to the extent practicable, be the same as immediately before such event or the outstanding shares of Common Stock increase or decrease or change into or are exchanged for a different number or kind of security because of any combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock or some other increase or decrease in such Common Stock occurs without the Company's receiving consideration (excluding, unless the Administrator determines otherwise, stock repurchases), the Administrator may make what it determines to be an equitable adjustment in the number of shares of Common Stock underlying each Award.

Neither adjustment applies to Common Stock that the participant has already purchased, which is subject to the adjustments applicable to Common Stock. Unless the Administrator determines another method would be appropriate, any such adjustment to an exercisable Award will not change the total price with respect to shares of Common Stock underlying the unexercised portion of such Award but will include a corresponding proportionate adjustment in the Award's Exercise Price and in any applicable repurchase obligations or rights. The Board or other Administrator may take any actions described in this section without any requirement to seek participant consent.

The Administrator will make a commensurate change to the maximum number and kind of shares provided in each portion of the Stock Subject to Plan section.

Any issue by the Company of any class of preferred stock, or securities convertible into shares of common or preferred stock of any class, will not affect, and no adjustment by reason thereof will be made with respect to, the number of shares of Common Stock subject to any Award or the Exercise Price except as this Adjustments section specifically provides. The grant of an Award under the Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

Related Company Employees

Employees of Eligible Affiliates will be potentially entitled to participate in the Plan, except as the Administrator otherwise designates.

"Eligible Affiliate" means MTI MicroFuel Cells Inc., MTI Instruments, Inc., and any other Related Companies, except as the Administrator otherwise specifies. For ISO grants, "Related Company" means any corporation in an unbroken chain of corporations including the Company if, at the time a participant receives an ISO under the Plan, each corporation (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in another corporation in such chain. "Related Company" also includes a single-member limited liability company included within the chain described in the preceding sentence. The Administrator may use a different definition of Related Company for NQSOs and other Awards and may include other forms of entity at the same level of equity relationship (or such other level as the Board or the Administrator specifies).

Legal Compliance

The Company will not issue any shares of Common Stock under an Award until all applicable requirements imposed by Federal and state securities and other laws, rules, and regulations, and by any applicable regulatory agencies or stock exchanges or markets, have been fully met. To that end, the Company may require the participant to take any reasonable action to comply with such requirements before issuing such shares, including compliance with any Company black-out periods or trading restrictions. No provision in the Plan or action taken under it authorizes any action that Federal or state laws otherwise prohibit.

The Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933 ("Securities Act") and the Securities Exchange Act of 1934 and all regulations and rules the Securities and Exchange Commission issues under those laws. Notwithstanding anything in the Plan to the contrary, the Administrator must administer the Plan, and Awards may be granted and exercised, only in a way that conforms to such laws, rules, and regulations. To the extent permitted by applicable law, the Plan and any Awards will be treated as amended to the extent necessary to comply with such laws, rules, and regulations, and the Administrator may make any further amendments to Awards that are necessary for such compliance.

Purchase For Investment And Other Restrictions

Unless a registration statement under the Securities Act covers the shares of Common Stock a participant receives under an Award, the Administrator may require, at the time of grant and/or exercise, that the participant agree in writing to acquire such shares for investment and not for public resale or distribution, unless and until the shares subject to the Award are registered under the Securities Act. Unless the shares are registered under the Securities Act, the participant must acknowledge:

  that the shares received under the Award are not so registered, and that the participant may not sell or otherwise transfer the shares unless such sale or transfer complies with all applicable laws, rules, and regulations, including all applicable Federal and state securities laws, rules, and regulations, and either the shares have been registered under the Securities Act in connection with the sale or transfer thereof, or counsel satisfactory to the Company has issued an opinion satisfactory to the Company that the sale or other transfer of such shares is exempt from registration under the Securities Act.

Additionally, the Common Stock, when issued under an Award, will be subject to any other transfer restrictions, rights of first refusal, rights of repurchase or of forfeiture, and voting agreements set forth in or incorporated by reference into other applicable documents, including the Award Agreements, or the Company's articles or certificate of incorporation, by-laws, or generally applicable stockholders' agreements.

The Administrator may, in its sole discretion, take whatever additional actions it considers appropriate to comply with such restrictions and applicable laws, including placing legends on certificates and issuing stop transfer orders to transfer agents and registrars.

Tax Withholding

The participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise or release from forfeiture of an Award or, if the Company so requires, at the same time as is payment of the exercise price unless the Company determines otherwise. If provided for in an ISO or other Award or approved by the Administrator in its sole discretion (other than with respect to ISOs), a participant may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as the Administrator otherwise provides, the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company's minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

Transfers, Assignments, And Pledges

An Award may not be assigned, pledged, or otherwise transferred in any way, whether by operation of law or otherwise or through any legal or equitable proceedings (including bankruptcy), by the participant to any person, except by will or by operation of applicable laws of descent and distribution.

Amendment or Termination of Plan and Options

The Board may amend, suspend, or terminate the Plan at any time, without the consent of the participants or their beneficiaries; provided, however, that such actions are consistent with this section. Except as required by law or by the Substantial Corporate Change or Adjustment Upon Changes in Capital Stock sections or permitted under the Method of Exercise section, the Administrator may not, without the participant's or Designated Beneficiary's consent, modify the terms and conditions of an Award so as to materially adversely affect the participant. No amendment, suspension, or termination of the Plan will, without the participant's or Designated Beneficiary's consent, terminate or materially adversely affect any right or obligations under any outstanding Awards, except as provided in the Substantial Corporate Change or the Adjustments Upon Changes in Capital Stock sections.

The following actions will require prior applicable stockholder approval:

  any amendment to an Award intended to comply with Section 162(m), which amendment provides that the Award will become exercisable, realizable or vested, as applicable to such Award;
  any amendment requiring stockholder approval under the rules of the New York Stock Exchange ("NYSE") or the NASDAQ Stock Market ("NASDAQ"); and
  even if the NYSE or NASDAQ, as applicable, amends its corporate governance rules so that such rules no longer require stockholder approval of "material revisions" or "material amendments, respectively to equity compensation plans, then, from and after the effective date of such amendment to the NYSE/NASDAQ rules, any amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than under Adjustments Upon Changes in Capital Stock), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan.

In addition, if at any time the approval of the Company's stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to ISOs, the Board may not effect such modification or amendment without such approval. The Administrator may not make any Award that is conditioned upon stockholder approval of any amendment to the Plan.

Privileges of Stock Ownership

No participant and no Designated Beneficiary or other person claiming under or through such participant will have any right, title, or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Award except as to such shares of Common Stock, if any, already issued to such participant.

Effect on Other Plans

Whether receiving or exercising an Award causes the participant to accrue or receive additional benefits under any pension or other plan is governed solely by the terms of such other plan.

Limitations on Liability

Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee, or agent of the Company will be liable to any participant, former participant, spouse, Designated Beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable because of any contract or other instrument he executes in such other capacity. The Company will indemnify and hold harmless each director, officer, other employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys' fees) or liability (including any sum paid in settlement of a claim with the Board's approval) arising out of any act or omission to act concerning this Plan unless arising out of such person's own fraud or bad faith.

No Employment Contract

Nothing contained in this Plan constitutes an employment contract between the Company and the participants. The Plan does not give any participant any right to be retained in the Company's employ, nor does it enlarge or diminish the Company's right to end the participant's employment or other relationship with the Company.

Applicable Law

The laws of the State of New York (other than its choice of law provisions) govern this Plan and its interpretation.

Duration of the Plan

The Administrator may not grant Awards under the Plan after the tenth anniversary of the Effective Date. The Plan will then terminate but will continue to govern unexercised and unexpired Awards.

Authorization of Sub-Plans

The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board will establish such sub-plans by adopting supplements to this Plan containing (i) such limitations on the Administrator's discretion under the Plan as the Board considers necessary or desirable, or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board considers necessary or desirable. All supplements the Board adopts will be treated as part of the Plan, but each supplement will apply only to participants within the affected jurisdiction and the Company will not be required to provide copies of any supplement to participants in any jurisdiction that is not the subject of such supplement.

Compliance with Code Section 409A

No Award may provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Administrator, at the time of grant or by later amendment, specifically provides that the Award is not intended to comply with Section 409A of the Code, provided that nothing in this Plan or otherwise constitutes a guaranty to the participants that any Awards will comply with Section 409A.

Approval of the Plan

The Plan must be submitted to Company stockholders for their approval before the Company will grant Awards under the Plan.

APPENDIX I

Performance Grants under Code Section 162(m)

Special Performance Goals

The Administrator may choose to designate that either the granting or vesting of Awards (other than Options and SARs) for Performance Periods are based on "Special Performance Goals," using exclusively one or more of the following measures, as long as Special Performance Goals are substantially uncertain to be attained when established:

  earnings per share (on a fully diluted or other basis),
  stock price targets or stock price maintenance,
  pretax or after tax net income,
  operating income,
  gross revenue,
  gross margin,
  operating profit before or after discontinued operations and/or taxes earnings before or after discontinued operations, interest, taxes, depreciation, and/or amortization, earnings growth,
  cash flow or cash position,
  sales or sales growth or market share,
  return on sales, assets, equity, or investment,
  improvement of financial ratings,
  achievement of balance sheet or income statement objectives, total shareholder return,
  entering into OEM contracts for military, industrial and consumer, or achievement of specified technical improvements in products or products under development.

The Administrator may express each Special Performance Goal in absolute and/or relative terms, and may use comparisons with current internal targets, the Company's past performance (including the performance of one or more Related Companies) and/or the past or current performance of other companies. The Administrator may set Special Performance Goals that vary by Participant or by Award, that may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works, and that may cover such Performance Period as the Administrator may specify.

The Administrator will determine the measures for setting Special Performance Goals for any given Performance Period in accordance with generally accepted accounting principles ("GAAP"), where applicable, and in a manner consistent with the methods used in the Company's audited financial statements. Absent specific contrary determination by the Administrator during the Applicable Period, the Special Performance Goals will not take into account (i) extraordinary items as determined by the Company's independent public accountants in accordance with GAAP, (ii) changes in accounting, (iii) gains or losses on the dispositions of discontinued operations, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs.

Performance Period

A "Performance Period" is a period for which the Administrator sets Special Performance Goals and during which the Administrator measures performance to determine whether a Participant is entitled to payment or vesting of an Award under the Plan. A Performance Period may coincide with one or more complete or partial fiscal years of the Company.

Applicable Period

The "Applicable Period" with respect to any Performance Period means a period beginning on or before the first day of the Performance Period and ending no later than the earlier of (i) the 90th day of the Performance Period or (ii) the date on which 25% of the Performance Period has been completed.

Administrator

The Administrator for purposes of granting Awards that use Special Performance Goals must be a committee consisting of two or more directors, each of whom qualifies as an "outside director" within the meaning of Section 162(m), and those outside directors will have exclusive authority under this Plan to make Awards and establish and determine satisfaction of Special Performance Goals under this Appendix. Assuming the minimum number of outside directors can still act, the Administrator may satisfy this requirement through (i) providing that persons who are not "outside directors" cannot vote on an issue, (ii) allowing those persons to abstain from voting, or (iii) creating a subcommittee of qualifying outside directors to take action with respect to this Plan.

Payment of Awards

Subject to the limitations set forth in this Appendix, Awards determined under the Plan for a Performance Period will be paid or vested as soon as practicable following the end of the Performance Period to which the Awards apply. The Administrator may not waive the achievement of the applicable Special Performance Goals except in the case of the death or disability of the Participant.

Certification

No Award will be paid or vested, as applicable, unless and until the Administrator, based on the Company's audited financial results for such Performance Period (as prepared and reviewed by the Company's independent public accountants), has certified in the manner prescribed under applicable regulations the extent to which the Performance Goals for the Performance Period have been satisfied and the Administrator has made its decisions regarding the extent of any Negative Discretion Adjustment of Awards.

Negative Discretion

The Administrator's powers include the power to make "Negative Discretion Adjustments," which are adjustments that eliminate or reduce (but do not increase) an Award otherwise payable to a Participant for a Performance Period. No Negative Discretion Adjustment may cause an Award to fail to qualify as "performance based compensation" under Section 162(m).

Duration of Appendix I

Appendix I will remain effective for the duration of the Plan, unless the Board terminates it earlier, provided, however, that the continued effectiveness of Appendix I will be subject to the approval of the Company's shareholders at such times and in such manner as Section 162(m) may require.

Disclosure and Approval of Appendix I

Appendix I must be submitted to Company shareholders for their approval as part of the Plan. The specific terms of the Plan, including the class of employees eligible to be Participants, the measures used for Special Performance Goals, and the terms of payment of Awards, must be disclosed to the shareholders to the extent Section 162(m) requires.

Purpose of Appendix I

This Appendix is intended to conform with all provisions of Code Section 162(m) and Treas. Reg. Section 1.162-27 to the extent necessary to allow the Company a Federal income tax deduction for Awards as "qualified performance based compensation," provided that the Administrator retains the discretion whether to make Awards that do not so qualify, and that the Administrator may also grant Awards that satisfy Code Section 162(m) without the application of this Appendix.

Appendix A - Proxy Card

MECHANICAL TECHNOLOGY INCORPORATED

431 New Karner Road, Albany, New York 12205

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby revokes any proxy heretofore given to vote such shares, and hereby ratifies and confirms all that said proxies may do by virtue hereof.

THIS PROXY WILL BE VOTED AS SPECIFIED BY THE SHAREHOLDER. IF AUTHORITY TO VOTE FOR ITEM 1, ELECTION OF DIRECTOR, IS NOT SPECIFICALLY WITHHELD, THE PROXY WILL BE VOTED FOR THE NOMINEE LISTED IN THE PROXY STATEMENT. IF NO CHOICE IS SPECIFIED WITH RESPECT TO ITEM 2, THE PROXY WILL BE VOTED FOR THIS PROPOSAL.

The undersigned hereby appoints Steven N. Fischer and Cynthia A. Scheuer, or either of them, as proxies to vote all the stock of the undersigned with all the powers which the undersigned would possess if personally present at the Annual Meeting of the Shareholders of Mechanical Technology Incorporated, to be held at Company Headquarters, 431 New Karner Road, Albany, New York, at 10:00 a.m. on Thursday, May 18, 2006, or any adjournment thereof, as follows:

  ELECTION OF DIRECTORS:

FOR THE ONE NOMINEE LISTED BELOW	_____	WITHHOLD AUTHORITY	____
(except as marked to the contrary below)		to vote for all nominees listed below

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

Three Year Term:	William P. Phelan

2. APPROVAL OF THE Mechanical Technology Incorporated 2006 Equity Incentive Plan.

FOR	_____	AGAINST	_____	ABSTAIN	_____

IN THEIR DISCRETION, UPON ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING INCLUDING ANY ADJOURNMENTS OR POSTPONEMENTS.
Date, 2006

Please sign exactly as name appears on this proxy. When

shares are held by joint tenants, both should sign. When

signing as attorney, executor, administrator, trustee, or guardian,

please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized

person.

ATTENDANCE AT MEETING: NO _____ YES _____ NUMBER ATTENDING _____	Please provide Social Security Number or Tax Identification Number ___________________________________________________